Exhibit 10.37

SECOND AMENDED AND RESTATED
JOINT VENTURE AND SHAREHOLDERS AGREEMENT

BETWEEN

GENERAL ELECTRIC CAPITAL CORPORATION

AND

NACCO MATERIALS HANDLING GROUP, INC.

DATED NOVEMBER 21, 2013

SECOND AMENDED AND RESTATED JOINT VENTURE
AND SHAREHOLDERS AGREEMENT
THIS SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT, dated November 21, 2013 (“Agreement”) is by and between NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 5875 Landerbrook Drive, Suite 300, Mayfield Heights, OH 44124 (“NMHG”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”).
BACKGROUND
NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing on equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of NMHG Financial Services, Inc. or as approved by the Board of Directors of NMHG Financial Services, Inc.
In conjunction therewith, NMHG and GECC have determined to amend and restate the Restated and Amended Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time (the “Current Shareholders Agreement”), and certain of the ancillary agreements related to the operation of the NMHG Financial Services, Inc. Therefore, this Second Amended and Restated Joint Venture and Shareholders Agreement amends and restates the Current Shareholders Agreement and sets forth the terms and conditions on which NMHG and GECC shall continue to operate NMHG Financial Services, Inc. (“NFS”), an entity owned twenty percent (20%) by NMHG and eighty percent (80%) by GECC.
NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein below, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Formation and Purposes.
(a)    On even date herewith, GECC and NMHG each hereby agree to amend and restate the Current Shareholders Agreement with NMHG continuing to own twenty percent (20%) and GECC eighty percent (80%) of the outstanding shares of capital stock of NFS. On or after the date that this Agreement commences the following agreements shall be contemporaneously amended: (i) the Restated and Amended Corporate Name Agreement shall be amended and restated in the form of Exhibit A attached hereto; (ii) the Amended and Restated By-Laws of NFS shall be amended and restated in the form of Exhibit C attached hereto; (iii) the Restated and Amended Financing Agreement and the related Guaranty shall be amended and restated in the form of Exhibit D attached hereto; (iv) the Restated and Amended Administrative Services Agreement shall be amended and

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restated in the form of Exhibit E attached hereto; (iv) the Restated and Amended Tax Allocation Agreement shall be amended and restated in the form of Exhibit F attached hereto; (v) the Third Restated and Amended Remarketing Services Agreement shall be amended and restated in the form of Exhibit G attached hereto; and (vi) the Recourse and Indemnity Agreement shall be amended and restated in the form of Exhibit J attached hereto.
(b)    NMHG and GECC hereby agree that the primary purpose of NFS shall be to provide the following types of financial services:
(i)    origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of NMHG Equipment and any related trade-ins (“NMHG Inventory Financing”);
(ii)    origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of new and/or used equipment other than NMHG Equipment (“Allied Inventory Financing”);
(iii)    origination and/or acquisition of parts inventory financing to the Dealers (“Parts Inventory Financing”; the NMHG Inventory Financing, Allied Inventory Financing and Parts Inventory Financing being collectively referred to as “Inventory Financing”);
(iv)    origination and/or acquisition of accounts receivable financing to the Dealers (“Accounts Receivable Financing”; the Inventory Financing and Accounts Receivable Financing being collectively referred to as “Wholesale Financing”);
(v)    origination and/or acquisition of financing with respect to any vehicles, computers and/or other types of commercial equipment (other than inventory) for the Dealers (“Commercial Equipment Financing”);
(vi)    origination and/or acquisition of true leases to the Customers and Dealers with respect to NMHG Equipment, Allied Equipment or Strategic Equipment (“Lease Financing”);
(vii)    origination and/or acquisition of secured loans, conditional sales contracts, financing leases, lease-purchase agreements or other financings (other than Lease Financings) to the Customers with respect to NMHG Equipment, Allied Equipment or Strategic Equipment (“Money-Over-Money Financing”; Commercial Equipment Financing, Lease Financing and Money-Over-Money Financing being collectively referred to as “Retail Financing”); and
(viii)    any other financing offerings mutually agreed to by GECC and NMHG, including but not limited to financing of a Dealer to facilitate the acquisition of an existing dealership or financing to facilitate Dealer or NMHG sale-leaseback transactions.
(c)    Anything in Section 1(b) above to the contrary notwithstanding and subject to the provisions of Section 5(g) below, it is agreed and understood that NFS shall have the power and authority to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
2.    Initial Capitalization of NFS.

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(a)    NFS has authorized capital stock consisting of One Thousand (1,000) shares of common stock, One Dollar ($1.00) par value (the “Shares”).
(b)    On the date of this Agreement, there are One Thousand (1,000) Shares issued and outstanding, of which two hundred (200) Shares are owned by NMHG and Eight Hundred (800) Shares are owned by GECC.
(c)    NMHG agrees to purchase twenty percent (20%) and GECC agrees to purchase eighty percent (80%) of the number of Shares issued by NFS at any time.
3.    Additional Capital Contributions.
(a)    After giving effect to the initial capitalization of NFS as described in Section 2(b) above, and subject to the debt/equity limitations set forth in Section 3(b) below, when, as and if needed (whether on the basis of actual or reasonably forecasted investments to be made) by NFS, NMHG and GECC agree to make additional capital contributions to NFS, which when added to all previous capital contributions, will not, without the consent of NMHG and GECC, exceed an aggregate capitalization of One Hundred Million Dollars ($100,000,000.00). Each such contribution to capital shall be made twenty percent (20%) by NMHG and eighty percent (80%) by GECC, but neither NMHG nor GECC shall be required to pay its proportion of any such contribution if the other does not pay its proportion thereof. Such additional capital contributions shall be payable in full to NFS upon receipt of written notice from GECC requesting such capital contributions. Subject to the provisions of the second sentence of this Section 3(a), it is agreed that GECC may deduct from any earnings of NFS any amount necessary to satisfy such additional capital contributions. No additional Shares of NFS may be issued in return for any additional capital contributions; provided, however, that if any additional Shares are being issued, then such Shares shall be issued to both NMHG and GECC in proportion to such additional capital contributions.
(b)    It will be the financial policy of NFS to maintain a Debt/Equity Ratio of approximately 15:1 or such higher ratio as may be agreed to by GECC and NMHG from time to time. As used in this Agreement, the term “Debt/Equity Ratio” shall mean a ratio calculated as follows:
The numerator shall equal the principal amount of the Debt of NFS, plus interest accrued thereon; and the denominator shall equal the shareholders equity shown on NFS’s most recent financial statements (adjusted to reflect increases or decreases in shareholders’ equity that may have occurred since the date of such most recent financial statements).
As used in this Agreement, the term “Debt” shall mean all obligations for borrowed money of NFS and shall include, but not be limited to any borrowings by NFS from GECC.
4.    Fiscal Year.
The fiscal year of NFS shall end on the last day of December.
5.    Management of NFS.
(a)    Board of Directors. GECC and NMHG agree that the By-Laws of NFS shall at all times provide for a Board of Directors consisting of seven (7) persons, each of whom shall be an employee of either GECC or NMHG, or an employee of an affiliate of either GECC or NMHG. NMHG and GECC each agrees to vote all of the Shares of NFS owned or held of record by it at

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any time so as to elect, and thereafter for the term of this Agreement to continue in office, a Board of Directors consisting of four (4) persons designated by GECC (the “GECC Directors”), including the chairperson, and three (3) persons designated by NMHG (the “NMHG Directors”). The Board of Directors will determine appropriate levels of synergy and differentiation between the programs offered for the NMHG brands. The Board of Directors will meet not less often than annually, and in any event, within two weeks of any submission to the Board of Directors for resolution as contemplated by this Agreement.
(b)    Executive Committee. NMHG and GECC agree that the By-Laws of NFS shall at all times provide for an Executive Committee consisting of five (5) persons, three (3) of whom shall be GECC Directors (or GECC employees appointed by the GECC Directors to serve in their stead) and the other two shall be NMHG Directors (or NMHG employees appointed by the NMHG Directors to serve in their stead). The Executive Committee shall have such powers (including, without limitation, powers with respect to those matters specified in Section 5(g) below) as shall be granted to it by the Board of Directors. A quorum for all meetings of the Executive Committee shall require attendance of the majority of the members thereof, and all actions to be taken by the Executive Committee must be (i) approved by the unanimous consent of the members and (ii) recorded in writing to be made available to the Board of Directors. The Executive Committee will meet within one week of any submission to the Executive Committee for resolution as contemplated by this Agreement.
(c)    Officers. NMHG and GECC agree that the By-Laws of NFS shall at all times provide for the following officers: a President, an Executive Vice President, Vice Presidents, a Treasurer, a Secretary and Assistant Secretaries. Subject to confirmation by the Board of Directors, four Vice Presidents (other than the Executive Vice President) will be designated by the NMHG Directors (“NMHG Officers”), and all other officers will be designated by the GECC Directors (“GECC Officers”). NMHG and GECC will each instruct the Director(s) designated by it to confirm the officers designated by the other parties.
(d)    Working Committee. The By-Laws of NFS shall provide for a Working Committee, consisting of four persons, two of whom shall be NMHG Officers and/or NMHG employees, as applicable, and two of whom shall be GECC Officers and/or GECC employees. Subject to confirmation by the Board of Directors, the NMHG representatives on the Working Committee shall be designated by NMHG, and the GECC representatives on the Working Committee shall be designated by GECC. The Working Committee shall have the following duties:
(A)    identify promotions and financing programs to support NMHG initiatives, including providing data to increase market competitiveness of new products;
(B)    setting response times and target credit approval rates;
(C)    monitoring credit approval target achievements and providing input for development of automated systems;
(D)    reviewing competitiveness and adequacy of financing program rates; and
(E)    review staffing and personnel matters, including review of sales coverage and strategy.
The Working Committee Members shall be set by the Board of Directors at a meeting of the Board of Directors. The Working Committee, by the vote of any two of its members, may refer any matter

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to the Executive Committee for review and resolution, which matter will be considered and resolved by the Executive Committee within two weeks of such referral.
(e)    Status of Directors and Officers. All directors and officers of NFS will be employees of either NMHG or GECC, or employees of an affiliate of NMHG or GECC, and said directors and officers shall remain participants in any retirement or pension plan, insurance, medical or other employee benefit plans of NMHG or GECC, or any such affiliate, as the case may be; it being understood and agreed that NFS will not have any employees and shall not be required to adopt, or maintain in force, any such employee benefit plans.
(f)    Compensation of Directors and Officers. No director or officer of NFS shall be entitled to any compensation from NFS in consideration of any services that may be from time to time rendered to NFS.
(g)    Super-majority Provisions in By-Laws. NMHG and GECC agree that the By-Laws of NFS shall at all times provide that any action to be taken by NFS on any of the matters listed in this Section 5(g) below must be approved by either the affirmative vote of the entire Board of Directors or the unanimous consent of NMHG and GECC:
(i)    entry into any business other than providing the financial services to the Dealers and the Customers as described in Section 1(b) above;
(ii)    approving the annual operational plan and major variances to each such plan, approving annual financial statements, and any declaration of dividends other than those which are not in excess of current year’s earning or those under Section 15(b) herein below;
(iii)    guaranteeing the indebtedness or other obligation of any person or entity;
(iv)    borrowing any funds, except from GECC;
(v)    pledging, mortgaging or otherwise encumbering any assets (tangible or intangible) as security for loans or otherwise;
(vi)    acquiring or disposing of any assets, or otherwise entering into any commitment, contract or transaction, other than in the normal course of business;
(vii)    merging or consolidating with or into any other entity;
(viii)    liquidating or dissolving other than in accordance with the terms and conditions of this Agreement;
(ix)    except as otherwise provided in Section 3 above, issuing any new Shares or increasing the authorized capital stock of NFS, or repurchasing any of the capital stock of NFS, or entering into any agreement for the sale, purchase or transfer of any of the Shares of NFS;
(x)    amending or otherwise modifying the Certificate of Incorporation or By-Laws of NFS; or
(xi)    granting any power to the Executive Committee or the Working Committee not contained in this Agreement; or
(xii)    establishing any additional committee of the Board of Directors, other than the Executive Committee and Working Committee, or creating or altering the powers and/

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or responsibilities of any committee of the Board of Directors, including without limitation the Executive Committee and Working Committee.
(h)    Removal of Directors or Officers. If at any time NMHG or GECC shall notify the other party that the notifying party desires any director of NFS designated by it to be removed as a director, the other party agrees that it will take all action necessary in order to cause the removal of such director. If at any time either NMHG or GECC shall notify the other party that the notifying party desires that any officer of NFS designated by it be removed as an officer of NFS, the other party agrees that it will take all action necessary in order to cause the removal of such officer.
(i)    Vacancies. Whenever any vacancy on the Board of Directors is to be filled, the party who designated the individual formerly occupying such directorship shall be entitled to designate a successor to fill such vacancy and the other party hereto agrees to take such action as is necessary to cause such individual to be elected as a member of the Board of Directors. Whenever any vacancy occurs with respect to any officer of NFS, the party who designated the individual formerly occupying such position shall be entitled to designate a successor to fill such vacancy, subject to confirmation by the Board of Directors, and the other party hereto agrees to take such action as is necessary to cause such individual to be elected as an officer, and to instruct the Director(s) designated by it to confirm the designation of the successor to such position.
6.    Service and Financing Agreements.
On or after the date upon which this Agreement commences, NMHG and GECC agree to cause NFS to enter into the following restated and amended agreements (“Other Agreements”):
(i)    a Second Amended and Restated Financing Agreement with GECC in the form of Exhibit D hereto (“Financing Agreement”);
(ii)    a Second Amended and Restated Administrative Services Agreement with GECC in the form of Exhibit E hereto (“Administrative Services Agreement”);
(iii)    a Second Amended and Restated Tax Allocation Agreement with GECC in the form of Exhibit F hereto (“Tax Allocation Agreement”; the Financing Agreement, Administrative Services Agreement and Tax Allocation Agreement being collectively referred to as the “Other GECC Agreements”);
(iv)    a Fourth Amended and Restated Remarketing Services Agreement with NMHG in the form of Exhibit G hereto (“Remarketing Agreement”);
(v)    an Amended and Restated Recourse and Indemnity Agreement with NMHG in the form of Exhibit J hereto (“Recourse Agreement”); and
(vi) a Second Amended and Restated Corporate Name Agreement with NMHG in the form of Exhibit A hereto (“Corporate Name Agreement”; the Remarketing Agreement, Recourse Agreement and Corporate Name Agreement being collectively referred to as the “Other NMHG Agreements”).
To the extent that any term or provision of this Agreement is in conflict with any term or provision of the Other Agreements, the terms and provisions of such Other Agreements shall prevail.
7.    NMHG Obligations.

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(a) Subject to the provisions of Section 30 herein below, NMHG shall have primary responsibility for communicating with the Dealers and the Customers with respect to marketing the financial services of NFS (including, without limitation, training Dealer sales personnel on the use of financing as a major sales tool, providing the Dealers from time to time with finance rates and factors approved by NFS, assisting the Dealers in closing major financing transactions, recommending for establishment Dealer credit lines with respect to Wholesale Financing, scheduling Dealer floor plan audits, collections follow-up with Dealers in default under Wholesale Financing arrangements and generally promoting the Wholesale Financing and Retail Financing offered by NFS as an alternative source of financing to the Dealers and the Customers). The costs and expenses related to the provision of such services by NMHG shall not be reimbursed by NFS to NMHG, rather NMHG shall receive a Loan Origination Fee pursuant to the terms of Section 17(a) below and a Participation Fee (the “Participation Fee”) in the manner set forth in Exhibit I. Anything in the first sentence of this Section 7(a) notwithstanding, NMHG shall not make any commitment of any kind whatsoever (written, verbal, implied or otherwise) on behalf of GECC, and NMHG shall not make any commitment of any kind whatsoever (written, verbal, implied, or otherwise) on behalf of NFS unless such commitment is specifically authorized by the Board of Directors of NFS or is within the scope of authority delegated to the Working Committee of NFS and such commitment is approved specifically or generically by the Working Committee. NMHG hereby agrees to indemnify, defend and hold harmless GECC, NFS and their respective successors and assigns, from and against any and all claims, suits, actions, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with, directly or indirectly, any breach by NMHG of its obligations under the immediately preceding sentence.
(b)    NMHG agrees, to the extent permitted by law, to provide information to the extent that GECC requires such information to perform its obligations hereunder or under any of the Other Agreements, at all times during the term hereof.
8.    GECC Obligations.
(a)    GECC agrees to support, assist and cooperate with NMHG in marketing the financial services of NFS to the Dealers and the Customers. All costs and expenses related to the provision of such services by GECC shall be reimbursed to GECC by NFS pursuant to the terms of Section 17(d) below.
(b)    GECC agrees, to the extent permitted by law, to provide information to the extent that NMHG requires such information to perform its obligations hereunder or under any of the Other Agreements, at all times during the term hereof.
(c)    Anything in this Section 8 notwithstanding, GECC shall not make any commitment of any kind whatsoever (written, verbal, implied or otherwise) on behalf of NMHG unless such commitment is specifically authorized in writing by NMHG. GECC hereby agrees to indemnify, defend and hold harmless NMHG and its respective successors and assigns, from and against any and all claims, suits, actions, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with, directly or indirectly, any breach by GECC of its obligations under the immediately preceding sentence.
9.    Profitability Criteria.

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(a)    The profitability criteria of NFS shall be set by the Board of Directors annually for each full calendar year throughout the term of this Agreement. All performance criteria and/or any other metrics relevant to the performance of NFS will be reviewed at least every twelve (12) calendar months to ensure that NMHG and GECC are satisfied with the performance of NFS.
10.    Accounting Records.
(a)    It shall be the responsibility of GECC to maintain the books, records and accounts of NFS pursuant to the same accounting principles which GECC uses for its own accounts. Consolidated unaudited quarterly and/or annual financial statements for NFS shall be provided to NMHG by GECC as soon as available, but no later than within seven (7) business days after the close of each quarter and calendar year.
(b)    NMHG shall have the right to examine and inspect, at any and all times during normal business hours, the books, records and accounts of NFS, and GECC shall make available to NMHG appropriate personnel to answer any questions related thereto. Such books, records and accounts shall be maintained by GECC at such location as GECC may from time to time choose; provided however that the choice of such location shall be subject to the consent of NMHG, which consent shall not be unreasonably withheld. GECC and NMHG each acknowledges that such books, records and accounts shall be and remain the property of NFS.
11.    Representations and Warranties.
(a)    GECC hereby represents and warrants to NMHG as follows:
(i)    GECC has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to enter into this Agreement and to perform its obligations hereunder.
(ii)    This Agreement has been duly authorized, executed and delivered by GECC and constitutes GECC’s valid and binding agreement, enforceable against GECC in accordance with its terms.
(iii)    GECC is not a party to, or threatened with any suit, action, arbitration, administrative or other proceeding or governmental investigation which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against GECC which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby.
(iv)    The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by GECC (A) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice, or passage of time, or both) under, or conflict with, any agreement or other instrument by which GECC is bound where such breach, default or conflict would have a material adverse effect on GECC’s business or financial condition, (B) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on GECC’s business or financial condition, and (C) do not require the consent of any governmental authority.
(b)    NMHG hereby represents and warrants to GECC as follows:

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(i)    NMHG has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to enter into this Agreement and perform its obligations hereunder.
(ii)    This Agreement has been duly authorized, executed and delivered by NMHG and constitutes NMHG’s valid and binding agreement enforceable against NMHG in accordance with its terms.
(iii)    NMHG is not a party to, or threatened with, any suit, action, arbitration, administrative or other proceeding, or governmental investigation which might materially and adversely affect NMHG, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against NMHG which might materially and adversely affect NMHG, this Agreement, or any of the transactions contemplated hereby.
(iv)    The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by NMHG (A) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice or passage of time, or both) under, or conflict with, any agreement or other instrument by which NMHG is bound where such breach, default or conflict would have a material adverse effect on NMHG’s business or financial condition, (B) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on NMHG’s business or financial condition, and (C) do not require the consent of any governmental authority.
12.    Indemnities.
Each party agrees to indemnify, defend and hold the other harmless from, against and in respect of any and all claims, demands, damages suffered, or losses incurred, by the party to be indemnified as a result of the failure of any representation or warranty of the indemnifying party, as set forth in Section 11 hereof, to be true and correct.
13.    Litigation.
(a)    In the event that any litigation and/or claim arising out of the operations conducted under this Agreement or the Other Agreements in which NFS, GECC, their subsidiaries and affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved contains solely allegations of product defect or breach of warranty with respect to any NMHG Equipment which is the object of financing provided by NFS, NMHG, subject to Section 13(c) hereof, will have sole control of the prosecution or defense of such claim, litigation or potential litigation. NMHG shall prepare a report for NFS and GECC each month of such litigation and/or claims. Such report shall include the style of the suit, the nature of the claim, the damages sought and the status of each suit.
(b)    In the event that any litigation and/or claim arising out of the operations conducted under this Agreement or the Other Agreements in which NFS, GECC, their subsidiaries and affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved contains solely allegations other than of product defect or breach of warranty with respect to any NMHG Equipment, GECC, subject to Section 13(c) hereof, will have sole control of the prosecution or defense of such claim, litigation or potential litigation. GECC shall prepare a report

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for NFS and NMHG each month of such litigation and/or claims. Such report shall include the style of the suit, the nature of the claim, the damages sought and the status of each suit.
(c)    The provisions of Sections 13(a) and 13(b) to the contrary notwithstanding, in the event that (i) any claim or litigation arising out of operations conducted under this Agreement or the Other Agreements in which NFS, GECC, their subsidiaries or affiliates, or the directors, officers or employees of any of them, is or are involved or potentially will become involved exceeds $100,000 (with respect to the amount of the claim or demand) or (ii) any claim or litigation contains both (A) allegations of product defect or breach of warranty with respect to any NMHG Equipment and (B) allegations other than product defect or breach of warranty with respect to any NMHG Equipment, both NMHG and GECC shall be entitled to participate in the prosecution and defense of such claims; provided, however, (i) NMHG shall have control of the prosecution or defense of any claims involving product defect or breach of warranty with respect to any NMHG Equipment and (ii) GECC shall have control of the prosecution or defense of all other claims.
(d)    In the event that any claim or litigation is subject to indemnity by one party hereto of the other whether under this Agreement or any other agreement, the indemnitor shall have sole control of the litigation thereof (including the negotiation and consummation of any settlement of such claim or of such litigation); provided, however, that the indemnitor acknowledges in writing to the indemnitee(s) its obligation to indemnify with respect to all claims set forth in such litigation and advises in reasonable detail in writing the terms and conditions of any proposed settlement.
(e)    In the event that NMHG and GECC are unable to agree on the applicability of any indemnification provision under this Agreement or any Other Agreement in connection with any such claim or litigation, then such matter shall only be settled upon terms and conditions satisfactory to both NMHG and GECC.
(f)    NFS shall bear all outside legal costs and expenses (including, without limitation, attorneys’ fees) arising from the prosecution or defense of any claim or litigation by or against NFS, its directors, officers or employees, as well as any compromise or settlement thereof, unless such claim or litigation is subject to indemnity by one party hereto whether under this Agreement or any Other Agreement and, in that case, the indemnitor shall bear all outside legal costs and expenses (including, without limitation, attorneys’ fees) arising therefrom or from any compromise or settlement thereof.
14.    Term and Termination.
(a)    This Agreement shall be effective upon the execution and delivery hereof, shall remain in full force and effect until December 31, 2018 (the “Base Term”) unless sooner terminated as hereinafter provided, and will automatically renew for additional periods of one year (each a “Renewal Term”) unless either party at any time not less than 180 days prior to the end of the Base Term or any Renewal Term notifies the other that the notifying party will not renew this Agreement, in which event this Agreement will expire at the end of such Base Term or Renewal Term. Anything herein to the contrary notwithstanding, either party shall have the right to terminate this Agreement without cause during the Base Term or any Renewal Term upon at least 180 days prior written notice to the other party.
(b)    Notwithstanding anything to the contrary contained in Section 14(a) hereof, this Agreement may be terminated during the Base Term or any Renewal Term for Cause (as defined

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below): (x) upon five days prior written notice by either party to the other in the case of events specified in clauses (i) and (ii) below; and (y) upon 30 days prior written notice by either party to the other in the case of events specified in clause (iii) below if the defaulting party fails to cure the default as specified in clause (iii) below. “Cause” shall be defined as follows:
(i)    dissolution or liquidation of the other party or NFS;
(ii)    insolvency of the other party or NFS or the voluntary institution by the other party or NFS of any proceeding under any statute of any governmental authority for the relief of debtors, seeking relief from or readjustment of its indebtedness, either through reorganization, composition, extension or otherwise, or the involuntary institution against the other party or NFS of any such proceeding which is not vacated within sixty days from the institution thereof, or the appointment of a receiver, custodian or other officer having similar powers for the other party or NFS or for the other party’s or NFS’s business who is not removed within sixty days after such appointment; and
(iii)    any breach or violation by the other party of any obligation contained in this Agreement (including, without limitation, the exclusivity provisions of Section 19 hereof), or in any other agreement between such party and NFS or the other party hereto, which breach or violation is not corrected within thirty (30) days after written notice thereof.
(c)    If this Agreement terminates for any reason whatsoever, the obligations of either party hereto under this Agreement and the Other Agreements shall not be affected or impaired in any manner except as specifically provided for in such agreements. NMHG and GECC agree to take such action as may be necessary to cause NFS to cease providing any new Wholesale Financing, Retail Financing or other financing after the effective date of the termination (including, but not limited to, calling, terminating or otherwise canceling any Wholesale Financing, Retail Financing or other financing as of such date to the extent legally permitted). NMHG and GECC further agree that, upon the effective date of such termination, they will cause NFS to immediately wind up its business and affairs and shall proceed to liquidate and dissolve NFS. Such liquidation and dissolution shall be achieved through an orderly program calculated to protect the interests of each of NMHG and GECC and shall take place over a period of time not to exceed the unexpired term of any contract for financing provided by NFS outstanding on the effective date of termination (which contract cannot legally be called, terminated or otherwise canceled by NFS) plus six months. In such event, the parties agree that they will use commercially reasonable efforts to effect the prompt liquidation and dissolution of NFS and to bring about the distribution of the assets of NFS in accordance with the provisions of this Agreement. The provisions of this Section 14(c) to the contrary notwithstanding, it is understood by the parties hereto that NFS shall not make distributions “in kind” except upon their prior mutual agreement.
15.    Dissolution of Venture.
(a)    In the event that NFS be dissolved and liquidated, the proceeds of such liquidation shall be applied and distributed in the following order of priority, except to the extent otherwise required by applicable provisions of law:
(i)    First, to the payment of debts and liabilities of NFS (other than any debts and liabilities owed to either of the parties hereto) and the expenses of liquidation;

Second Amended and Restated Joint Venture Agreement - Page 11

(ii)    Next, to the payment of any debts and liabilities of NFS to either of the parties hereto; and
(iii)    Finally, the balance of the assets remaining after the distributions set forth under (i) and (ii) above, pro rata to the shareholders in accordance with the Shares held by them at the time of distribution.
(b)    It is understood that NFS shall, from time to time and as available, make interim cash distributions to the parties hereto, pro rata to the shareholders in accordance with the Shares held by them at the time of distribution.
16.    NMHG’s Stock Option.
(a)    The provisions of Section 14(c) to the contrary notwithstanding, upon the termination of this Agreement by GECC for cause, or by NMHG for cause, pursuant to Section 14(b) above, then NMHG shall be entitled, at its sole option, to purchase all, but not less than all, of the Shares of NFS held by GECC (the “GECC Shares”), such purchase to be made in accordance with the provisions of this Section 16. In order to exercise its option hereunder (the “Stock Option”), NMHG shall give written notice to GECC to such effect no later than forty-five (45) days after NMHG has given or received written notice of termination of the kinds described above.
(b)    The purchase price (“Purchase Price”) for the GECC Shares under the Stock Option shall be the “net book value” (as hereinafter defined) of such GECC Shares determined as of the date on which such GECC Shares are purchased and sold (the “Purchase Date”). For purposes of this Section 16, the “net book value” of the GECC Shares shall be determined by reference to the “net book value of NFS” on the Purchase Date. The “net book value of NFS” shall be determined in accordance with generally accepted accounting principles and the regular methods and practices used by NFS in keeping its books, applied on a consistent basis, except that the following provisions, even though not necessarily consistent with generally accepted accounting principles, shall apply:
(i)    Goodwill, trade names, trademark, copyrights and similar intangible assets shall be of no value unless such assets shall have been acquired and paid for in cash and, in such event, the value thereof, if any, shall be taken at the amount paid therefor, less any amortization or impairment thereof;
(ii)    Fixed assets, if any, consisting of, but not limited to, furniture and fixtures, shall be taken at cost less accumulated depreciation;
(iii)    Real estate, if any, shall be stated at the fair market value thereof, as determined by an independent appraiser to be selected by the mutual consent of NMHG and GECC;
(iv)    Money-over-money retail contracts and wholesale contracts shall be at the outstanding principal balance thereof, plus all accrued and unpaid interest, late charges and other amounts due thereunder;
(v)    True leases shall be at the termination value thereof (as of the rental payment date immediately preceding the Purchase Date) and all rentals, late charges and other amounts under such leases that are due and unpaid as of the Purchase Date;
(vi)    Adequate provisions for reserves for federal, state and local taxes shall be accrued and applied as a liability as of the balance sheet date;

Second Amended and Restated Joint Venture Agreement - Page 12

(vii)    All loss reserves shall be valued at zero;
(viii)    Prepaid insurance and other prepaid expenses and charges shall be reflected as prepaid assets as of the balance sheet date; and
(ix)    Adequate provisions for accounts payable and any other known liabilities of NFS shall be taken as a liability as of the balance sheet date.
(c)    On the Purchase Date, NMHG shall make an initial payment (“Initial Payment”) to GECC in an amount equal to the estimated “net book value” of the GECC Shares as indicated on the books and records of GECC as of the Purchase Date and shall be paid by wire transfer of immediately available funds to an account designated by GECC.
(d)    On or before the date ninety (90) days after the Purchase Date, GECC shall submit to NMHG an unaudited balance sheet of NFS dated as of the Purchase Date (“Purchase Date Balance Sheet”) which shall be prepared in accordance with generally accepted accounting principles by GECC. If requested by NMHG by written notice delivered to GECC no later than 30 days after the receipt of the Purchase Date Balance Sheet, the independent public accountants regularly engaged by NFS will audit (the “Audit”), at NMHG’s sole cost and expense, the Purchase Date Balance Sheet. Such Audit shall be conducted in accordance with generally accepted audit standards and shall be sufficient to permit such accountants to render their unqualified opinion to the effect that the original Purchase Date Balance Sheet, or an adjusted Purchase Date Balance Sheet prepared by such accountants (“Adjusted Purchase Date Balance Sheet”), fairly presents the consolidated financial position of NFS on the Purchase Date in conformity with generally accepted accounting principles (except as set forth in subsection (b) above) applied on a consistent basis. The Audit shall be final, binding and conclusive on the parties. If NMHG does not request for any reason whatsoever the Audit in the time and manner required by this Section 16(d), then the original Purchase Date Balance Sheet shall be deemed final, binding and conclusive on the parties.
(e)    On the date which is the thirtieth (30th) day following the date of delivery to NMHG of the Purchase Date Balance Sheet (or, alternatively, the fifth (5th) business day following the date on which the audit requested pursuant to paragraph (d) above is finalized), the Purchase Price shall be adjusted as follows:
(i) if the Purchase Price pursuant to the Purchase Date Balance Sheet exceeds the Initial Payment, NMHG shall pay to GECC the difference between said amounts (plus interest thereon at the Prime Rate that was in effect on the Purchase Date calculated from the Purchase Date); however
(ii) if the amount of the Initial Payment exceeds the Purchase Price, pursuant to the Purchase Date Balance Sheet, GECC shall pay to NMHG the difference between said amounts (plus interest thereon at the Prime Rate that was in effect on the Purchase Date calculated from the Purchase Date).
As used herein, the “Prime Rate” shall mean the highest rate of interest announced by any member bank of the N.Y. Clearinghouse Association as its prime or base lending rate for commercial loans of short term maturities.
(f)    The Purchase Date for the Stock Option shall be on the later of (i) the effective date of termination of this Agreement or (ii) the expiration of any waiting period imposed under the

Second Amended and Restated Joint Venture Agreement - Page 13

Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable. On the Purchase Date, NMHG shall pay to GECC the Initial Payment for the GECC Shares. (If post-closing it is determined that the Initial Payment was not equal to the Purchase Price, then the difference shall be reconciled between NMHG and GECC as provided in Section 16(e)). Such payment shall be made by wire transfer of NMHG to GECC against delivery of the GECC Shares in the following manner: certificates representing such Shares shall be endorsed in blank, with signatures guaranteed. THE PURCHASE BY NMHG OF THE GECC SHARES SHALL BE WITHOUT ANY RECOURSE TO, OR REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER BY, GECC, except that (i) GECC has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to sell the GECC Shares to NMHG, (ii) the sale of the GECC Shares has been duly authorized by GECC, and (iii) GECC has good and marketable title to the GECC Shares and has the absolute right, power and capacity to sell assign and transfer the GECC shares to NMHG free and clear of any liens, claims and encumbrances arising by, through or under GECC (other than restrictions imposed generally by state and federal securities laws with respect to unregistered securities).
(g)    Anything in the foregoing to the contrary notwithstanding, the Stock Option shall be deemed null and void, and GECC shall have no duty or obligation under this Section 16 or otherwise to sell the GECC Shares to NMHG, if such sale would require such GECC Shares or the transaction to be registered under any applicable federal or state securities laws. In connection with any purchase of the GECC Shares pursuant to the Stock Option, NMHG understands and agrees that it will be required to provide GECC with representations and warranties that would reasonably be expected to be provided in substantially similar transactions.
(h)    In the event that NMHG exercises its Stock Option, NMHG shall, unless GECC has terminated this Agreement without cause, be obligated to reimburse GECC upon demand for all out-of-pocket fees, costs and expenses of any kind whatsoever incurred by GECC in connection therewith and/or in connection with its sale of the GECC Shares to NMHG (including, without limitation, any fees and disbursements of outside counsel or outside accountants and any costs related to the prepayment of any debt incurred by GECC as a result of its obligations under the Financing Agreement).
17.    Staffing and Organization Expenses.
(a)    NMHG shall supply front room personnel (frontroom personnel are those that primarily dedicate their time to working on Wholesale and Retail Financing prior to closing and booking), which personnel may comprise the following positions: managers, field representatives, account representatives, wholesale administrators and administrative assistants. All such personnel will be fully dedicated to NFS. Frontroom staffing, shall be mutually agreed upon by the parties from time to time based on the needs of NFS. As compensation for the frontroom staffing, NMHG shall be entitled to an annual loan origination fee (“Loan Origination Fee”). Prior to January 1, 2014, the Loan Origination Fee shall be $500,000.00. Effective January 1, 2014, the Loan Origination Fee shall be the greater of (i) $500,000.00, or (ii) $500,000.00 times the Consumer Price Index (“CPI”) measured on the September 30 of the year prior to the payment of the Loan Origination Fee divided by the CPI measured as of September 30, 2012. The Loan Origination Fee may be paid by NFS to NMHG quarterly or otherwise as NFS and NMHG may agree.

Second Amended and Restated Joint Venture Agreement - Page 14

(b)    GECC shall perform all administrative responsibilities with respect to all Wholesale and Retail Financing entered into by NFS pursuant to the terms of the Administrative Services Agreement.
(c)    NFS will pay all reasonable external, out-of-pocket expenses incurred by NMHG and GECC in connection with the establishment of NFS, the qualification and licensing of NFS and preparation of the documentation for Wholesale and Retail Financing; provided, however, that the specific type of out-of-pocket expenses to be borne by NFS are mutually agreed to by GECC and NMHG in writing.
(d)    NFS will pay or reimburse all internal and external out-of-pocket expenses incurred by GECC in connection with the design, creation and publication of financing and remarketing literature, bulletins, price sheets and promotional literature, provided, however, that the specific type of out-of-pocket expenses to be borne by NFS are mutually agreed to by the Working Committee.
18.    Trademarks.
(a)    GECC hereby waives any right, title and interest in and to the trade names “NMHG”, “NMHG Financial Services”, “Hyster Capital” and “Yale Financial Services”, as well as any and all variations thereof, and the related trademarks. NMHG hereby grants to GECC, on the same basis as NMHG has already granted to NFS under the Corporate Name Agreement, the right to use the trade names “NMHG”, “NMHG Financial Services”, “Hyster Capital” and “Yale Financial Services” and the related trademarks in connection with the performance of GECC’s obligations hereunder or under any of the Other Agreements.
(b)    NMHG hereby waives any right, title and interest in and to the trade names “General Electric Company”, “GE”, “General Electric Capital Corporation” and “GECC”, as well as any and all variations thereof, and the related service marks and trademarks.
19.    Exclusivity.
(a)    As to GECC. With respect to GECC’s operations in the United States of America, GECC will endeavor to not enter into any other significant financing program arrangements the primary function of which is to finance forklift trucks with NMHG Competitors. GECC shall additionally endeavor not to develop any business unit in the United States of America the primary function of which is to finance forklift trucks. For the purposes of this paragraph the term “NMHG Competitors” shall be the competitors and competitive brands as shall be determined by mutual agreement of the parties hereto, as the same may be amended from time to time.

(b)    As to NMHG. With respect to NMHG’s operations in the United States of America, NMHG will endeavor not to solicit, or enter into, any Retail or Wholesale Financing (or enter into any partnership, joint venture or other arrangement with any other party to provide any of the foregoing) for either NMHG or Allied Equipment, except that NMHG may make equity investments in, or general loans and other extensions of credit to or for the benefit of, Dealers from time to time which may be secured by general liens on inventory, receivables, equipment and other assets of the Dealers.
20.    Confidentiality.

Second Amended and Restated Joint Venture Agreement - Page 15

All information with respect to NFS, NMHG or GECC, or with respect to the business, operations, products and customers of NFS, NMHG or GECC, shall be kept confidential and shall not be disclosed to third parties, except for (i) any disclosures required by law or required to be made to any governmental agencies, or (ii) with respect to NFS, any disclosures to its independent certified public accounting firm or to other persons or entities that may need to know for the purpose of the business or operations of NFS, or (iii) any disclosures of information that was in the public domain at the time of receipt or subsequently comes into the public domain (other than as a result of an unauthorized disclosure), or (iv) disclosures of the type that are customary in the ordinary course of business (e.g., the terms of financing available from NFS).
21.    Waiver.
Waiver by any party hereto of any breach or default by any other party of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.
22.    Notices.
Any notices or other communications required or permitted hereunder shall be made in writing and sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
TO NMHG:
NACCO Materials Handling Group, Inc.

5875 Landerbrook Drive, Suite 300

Mayfield Heights, OH 44124

Attn: General Counsel
TO GECC:

                General Electric Capital Corporation

                300 East John Carpenter Freeway, Suite 510

                Irving, TX 75062

                Attention: General Counsel – Vendor Finance
Either party hereto may change the address to which each such notice or communication shall be sent by giving written notice of such change of address to the other party hereto in the manner above stated.
23.    Entire Agreement; Amendments.

Second Amended and Restated Joint Venture Agreement - Page 16

This Agreement (along with the attached exhibits) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements made by and among the parties with respect thereto. No alteration, amendment, assignment or modification of any of the terms or provisions of this Agreement shall be void unless made pursuant to an instrument in writing signed by each of the parties hereto; provided that the waiver by either party hereto of compliance with a provision hereof or of any breach or default by the other party hereto need be signed only by the party waiving such provision, breach or default.
24.    Adoption by NFS; Legend on Certificates.
(a)    Each of NMHG and GECC agrees that it will consent to and approve any amendment to the Certificate of Incorporation or By-Laws of NFS which may be necessary or advisable in order to conform to any of the provisions of this Agreement or any amendments hereto to the applicable laws of the State of Delaware as now or hereafter enacted, including, without limitation, the General Corporation Law of the State of Delaware. Each party further agrees to vote its Shares in NFS and to execute and deliver such documents as may be necessary in order to implement the provisions of the preceding sentence.
(b)    The certificates representing the Shares shall have endorsed upon them the following legend:
The sale, assignment, transfer, pledge, encumbrance or hypothecation of the Shares represented by this Certificate are subject to compliance with the terms and conditions of a Second Amended and Restated Joint Venture and Shareholders Agreement, dated November 21, 2013 by and between NACCO Materials Handling Group, Inc. and General Electric Capital Corporation, a copy of which is on file at the offices of NMHG Financial Services, Inc.
25.    Counterparts.
This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which taken together shall constitute one and the same instrument.
26.    Successors and Assigns.
Neither party hereto may sell, assign, transfer, pledge, encumber or hypothecate any of its rights or obligations hereunder or any Shares without the prior written consent of the other party hereto. Any attempted sale, assignment, transfer, pledge, encumbrance or hypothecation in violation of this Section shall be void and of no force and effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.
27.    Section Headings.
All sections, subsections and clauses contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
28.    Governing Law and Arbitration.
This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement or any of the Other Agreements shall be determined by arbitration in accordance with

Second Amended and Restated Joint Venture Agreement - Page 17

the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.
29.    Severability of Provisions.
If any covenant or other provision of this Agreement is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other covenants and provisions of this Agreement which can be given effect without the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed.
30.    Advertising.
Without the prior written consent of the other party hereto, neither NMHG nor GECC shall advertise in any manner the financial services of NFS (whether by written brochure, newspaper advertisement, radio commercial, television commercial or otherwise), even if such advertisement is intended solely for the Dealers and the Customers, except that NMHG may advertise the financial services of NFS without mentioning GECC and without the consent of GECC, but, if NMHG does so without the prior written consent of GECC, NMHG shall be solely responsible for any costs or liabilities arising from any such advertisement.
31.    Competitiveness.
GECC will communicate pricing policies consistent with the provisions of Section 3.01 of the Administrative Services Agreement. GECC and NMHG acknowledge and agree that all rates quoted by GECC may be conditioned and subject to change by GECC, and any such changes will be communicated to NMHG prior to such changes. Different rates may apply to different financial offerings depending on size, term, product type and credit classification of the Customer. All quoted rates will be at GECC’s sole discretion. Both GECC and NMHG will use commercially reasonable efforts to ensure that NFS offers rates and products that are competitive within the U.S. market, and any concerns that NMHG has with the rates or products offered by GECC may be addressed by the Board of Directors either independently by the Board of Directors, or upon escalation by the Working Committee or the Executive Committee.

Second Amended and Restated Joint Venture Agreement - Page 18

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Colin Wilson
Name: Colin Wilson
Title: President and COO

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Diane L. Cooper
Name: Diane L. Cooper
Title: Vice President

Second Amended and Restated Joint Venture Agreement - Page 19

EXHIBIT A
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED CORPORATE NAME AGREEMENT
This SECOND AMENDED AND RESTATED CORPORATE NAME AGREEMENT dated November 21, 2013 (“Agreement”) is by and between NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“NMHG”) and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”).
BACKGROUND
NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
NMHG sells such products throughout the world under certain trade names and trademarks, including but not limited to the tradenames and registered trademarks “NMHG”, “NACCO Materials Handling Group, Inc.,” “YALE”, “HYSTER” and “UTILEV”, which it owns and which have become valuable property rights of NMHG and for which NMHG has established substantial goodwill;
NFS is a joint venture of NMHG and General Electric Capital Corporation (“GECC”) that from time to time provides financial services to NMHG, Dealers of NMHG and the customers of such Dealers, and facilitates the sale, leasing and rental of NMHG Equipment, other equipment and parts; and
NFS desires to secure from NMHG, and NMHG is willing to grant to NFS, authorization to utilize the words “NMHG”, “NACCO Materials Handling Group, Inc.,” “YALE”, “HYSTER”, and “UTILEV” in NFS’s corporate name or otherwise in conducting its ongoing business in the United States as contemplated in the Second Amended and Restated Joint Venture and Shareholders Agreement dated as of the date hereof between NMHG and GECC (the “Shareholders Agreement”), subject to the terms and conditions set forth hereunder;
NOW, THEREFORE, in consideration of the mutual agreements, promises and undertakings set forth herein, as well as other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. NMHG hereby represents and warrants that it has proprietary rights in the trade names and registered trademarks “NMHG”, “NACCO Materials Handling Group, Inc.”, “YALE” “HYSTER”, and “UTILEV”. NMHG further represents and warrants that it has the right to use the words “NMHG”, “NACCO Materials Handling Group, Inc.”, “YALE”, “HYSTER”, and “UTILEV” in a trade name or as part of a corporate name for any business relating to industrial trucks.
Section 2. On the basis of the representations and warranties of NMHG in Section 1 above, NFS hereby acknowledges that any and all rights in the words “NMHG”, “NACCO Materials Handling Group, Inc.”, “YALE”, “HYSTER”, and “UTILEV” are proprietary to NMHG, and NFS hereby agrees not to: (i) take any action, directly or indirectly, to defeat any proprietary rights of NMHG in such words, (ii) claim any proprietary rights in such words or the goods attached thereto except as provided in this Agreement, or (iii) use any such words except in NFS’s corporate name or in conducting its ongoing business as contemplated in the Shareholders Agreement.
Section 3. On the basis of the representations and warranties of NMHG in Section 1 above, NFS hereby acknowledges that NMHG, its subsidiaries and any authorized dealers of NMHG or NMHG’s subsidiaries have the right to use, or may be granted permission by NMHG to use, the words “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE”, “YALE Industrial Trucks”, “Yale Materials Handling”, “HYSTER”, “HYSTER Industrial Trucks”, “HYSTER Materials Handling”, and “UTILEV” in a trade name or as part of a corporate name for any business relating to industrial trucks owned or controlled by NMHG, its subsidiaries or such dealers, notwithstanding any local or other registration of NFS’s corporate name; and NFS shall execute any consents which NMHG may consider necessary relating to the exercise of those rights. NFS also hereby: (i) admits that NMHG has the right to register NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE”, “YALE Industrial Trucks”, “Yale Materials Handling, “HYSTER”, “HYSTER Industrial Trucks”, “HYSTER Materials Handling”, and “UTILEV” as trademarks; (ii) agrees not to take any action, directly or indirectly, to defeat any trademark application which NMHG has filed or may file therefor; and (iii) agrees to execute all documentation prepared by NMHG which may be required to prosecute such trademark application.
Section 4. NMHG hereby consents to the use of the word “NMHG” by NFS in NFS’s corporate name which shall be “NMHG FINANCIAL SERVICES, INC.” or such other name as may be approved by NMHG under the provisions and conditions hereof. NMHG hereby agrees to defend, indemnify and hold harmless NFS against all claims, demands suits or other proceedings (and all related casts and losses suffered by NFS including reasonable attorney’s fees), brought against NFS based upon an allegation that the use of the word “NMHG” in the corporate name of NFS constitutes an infringement of any trademark or other proprietary right. The provisions of this paragraph shall survive any termination of this Agreement.
Section 5. NMHG hereby consents to the use of the words “NACCO Materials Handling Group, Inc.”, “NMHG”, “YALE”, “HYSTER”, and “UTILEV” by NFS in the United States in conducting its ongoing business as contemplated in the Shareholders Agreement. NMHG hereby agrees to defend, indemnify and hold harmless NFS against all claims, demands, suits or other proceedings (and all related costs and losses suffered by NFS including reasonable attorney’s fees), brought against NFS based upon an allegation that the use of any such words in its ongoing business constitutes an infringement of any trademark or other proprietary right. The provisions of this paragraph shall survive any termination of this Agreement.
Section 6. NFS agrees that this Agreement may be terminated by NMHG upon receipt of written notice to that effect from NMHG (“Termination Notice”). NFS shall have a period of ninety (90) days from the date of receipt of such Termination Notice (the “Phasing Out Period”) to take all actions necessary, at its sole expense and at no cost to NMHG to eliminate the word “NMHG” from its corporate name, such actions including, but not limited to, amendment of the NFS’s articles of incorporation, if any, and all registrations of the corporate name. NFS shall also during the Phasing Out Period cease to use in any manner whatsoever, the words, terms or identifications “NACCO Materials Handling Group, Inc.”, “NMHG,” “YALE”, “HYSTER”, and “UTILEV” or any form thereof, or any words or terms confusingly similar thereto.
Section 7. If NFS shall fail to take all steps necessary to eliminate the words set forth in Section 6 from its corporate name or in conducting its ongoing business by the end of the Phasing Out Period, then NMHG may enjoin further use of any such words in any manner or form in the corporate name of NFS. NFS shall not contest any such action by NMHG. NFS shall indemnify and hold harmless NMHG against and from any and all expenses whatsoever, including but not limited to court costs and reasonable attorneys’ and experts’ fees, incurred by NMHG in relation to any such action. Furthermore, resort to such action by NMHG shall not preclude or in any way affect NMHG’s rights to bring any other actions of any sort whatever against NFS for damages or otherwise relating to a breach of this Agreement by NFS.
Section 8. NFS shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder in whole or in part, directly or indirectly, by operation of law or otherwise, without the prior written consent of NMHG. NMHG may withhold such consent under any circumstances. Any transfer of this Agreement from NFS by merger, consolidation or liquidation and any change in majority ownership of NFS (other than any sale of stock in NFS to NMHG) or power to vote the majority of the outstanding voting stock of NFS shall constitute an assignment for purposes of this Agreement.
Section 9. All notices for all purposes under this Agreement shall be deemed to have been sufficiently given when given in writing on the date sent by telex, or electronic facsimile machine, or delivered personally, or three days after the date mailed by registered or certified mail, postage prepaid, addressed to the other party as described below or to such other address as shall be furnished in writing by either party to the other from time to time in accordance herewith:
TO NMHG:

NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive, Suite 300
Mayfield Heights, OH 44124
Attn: General Counsel

To NFS:
NMHG Financial Services, Inc.
c/o General Electric Capital Corporation
300 East John Carpenter Freeway, Suite 510
Irving, TX 75062
Attn: General Counsel

Section 10. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and NFS respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.
Section 11. The parties agree to take such further action and to execute such further documents or instruments which are necessary and appropriate to enable NFS to use the trademark and trade name as described herein.
IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its duly authorized officers as of the date first above written.

NACCO MATERIALS HANDLING GROUP, INC.
By:
Title:

NMHG FINANCIAL SERVICES, INC.
By:
Title:

EXHIBIT B
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “YALE FINANCIAL SERVICES, INC.”, CHANGING ITS NAME FROM “YALE FINANCIAL SERVICES, INC. “ TO “NMHG FINANCIAL SERVICES, INC. “, FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 1998, AT 4:30 O’CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

2073649 8100	AUTHENTICATION:	9283121

981342511	DATE:	09-02-98

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
YALE FINANCIAL SERVICES, INC.

YALE FINANCIAL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

FIRST: That pursuant to the provisions of Section 141(f) of Title 8 of the Delaware Code as amended, on the 17th day of July, 1998 the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of YALE FINANCIAL SERVICES, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

"1. The name of the corporation is NMHG FINANCIAL SERVICES, INC."
SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the issued and outstanding stock entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of section 228 of Title 8 of the Delaware Code as amended, such consent having been filed with the corporation on the 17th day of July, 1998.

THIRD: That the aforesaid amendment was adopted in accordance with the applicable provisions of section 242, 141(f) and 228 of Title 8 of the Delaware Code as

amended.

IN WITNESS WHEREOF, said YALE FINANCIAL SERVICES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by E.J. Simoneau, its Executive Vice-President and attested by Amanda N. Skolan-Logue, its
Secretary, this 17th day of July, 1998.

YALE FINANCIAL SERVICES, INC.
By:	/s/ Edward J. Simoneau
Name: Edward J. Simoneau
Executive Vice Present

ATTEST:	By:	/s/ Amanda N. Skolan-Logue
Name: Diane L. Cooper
Title: Vice President

STATE OF CONNECTICUT

COUNTY OF FAIRFIELD

ss:
BE IT REMEMBERED, that on this 17th day of July, 1998, there personally came before me, the subscriber, a Notary Public in and for the County and State aforesaid, EDWARD J. SIMONEAU, Executive Vice President of YALE FINANCIAL SERVICES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing Certificate, known to me personally to be such, and he, the said
EDWARD J. SIMONEAU, as such executive Vice President, duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation, and that the facts stated therein are true; that the signatures of the said Executive Vice President and Secretary of said Corporation to said Certificate are in the handwriting of the said Vice President and Secretary of said Corporation, respectively, and that the seal affixed to said Certificate is the common or corporate seal of said Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and seat of office the day and year aforesaid.

By:	/s/ Julia Tracy
Notary Public

State of Delaware
Office of the Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CFD V INC. FILED IN THIS OFFICE ON THE SECOND DAY OF SEPTEMBER, A.D. 1988, AT 10 O'CLOCK A.M.

By:	/s/ Michael Harkins
Michael Harkins, Secretary of State
AUTHENTICATION: 1848533
DATE: 09/02/1988

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CFD V INC.

CFD V INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

FIRST: That pursuant to the provisions of Section 141(f)of Title 8 of the Delaware Code as amended, on the 30th day of August, 1988 the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of
Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of CFD V INC. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is YALE FINANCIAL SERVICES, INC."

SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the issued and outstanding stock entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of section 228 of Title 8 of the Delaware Code as amended, such consent having been filed with the corporation on the 30th day of August, 1988.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242, 141(f)and 228 of Title 8 of the Delaware Code as amended.

IN WITNESS WHEREOF, said CFD V Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by R.H. Chamides, its Vice-President and attested by Michael A. Meehan, its Secretary, this 30th day of August, 1988.

By:	/s/ Illegible
Vice President

ATTEST:	By:	/s/ Illegible
Secretary

CERTIFICATE OF INCORPORATION

OF

CFD V INC.
***** * * *

1.	The name of the corporation is
CFD V INC.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.
4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.	The name and mailing address of each incorporator is as follows:

NAME                    MAILING ADDRESS

K. L. Husfelt    Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. M. Fraticelli    Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

M. A. Brzoska    Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.
7. In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections or directors need not be by written ballot unless the by-laws of the corporation shall so provide.
Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 18th day of October , 1985.

K. L. Husfelt
K. L. Husfelt

S. M. Fraticelli
S. M. Fraticelli

M. A. Brzoska
M. A. Brzoska

EXHIBIT C
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED BY-LAWS
NMHG FINANCIAL SERVICES, INC.
Dated November 21, 2013
ARTICLE I
OFFICES
Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
PURPOSES
Section 1. The primary purpose of the corporation shall be to provide the following types of financial services:
(i)    origination and/or acquisition of floor plan and fleet rental financing to the dealers (“Dealers”) of NACCO Materials Handling Group, Inc. (“NMHG”) with respect to their inventory of equipment manufactured by NMHG (“NMHG Equipment”) and any related trade-ins;
(ii)    origination and/or acquisition of floor plan and fleet rental financing to the Dealers with respect to their inventory of new and/or used equipment other than NMHG Equipment;

(i)	origination and/or acquisition of parts inventory financing to the Dealers;
(iv)    origination and/or acquisition of accounts receivable financing to the Dealers;
(v)    origination and/or acquisition of financing with respect to any vehicles, computers and/or other types of commercial equipment (other than inventory) for the Dealers;
(vi)    origination and/or acquisition of true leases to the customers of NMHG (“Customers”) and the Dealers with respect to (i) NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-

Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) (“Lease Financing”);
(vii)    origination and/or acquisition of secured loans, conditional sales contracts, financing leases, lease-purchase agreements or other financings (other than Lease Financings) to the Customers with respect to NMHG Equipment, Allied Equipment or Strategic Equipment; and
(viii)    any other financing offerings authorized by the Board of Directors, including, but not limited to financing of a Dealer to facilitate the acquisition of an existing dealership or financing to facilitate Dealer or NMHG sale-leaseback transactions.
Section 2. Anything in Section 1 of this Article II to the contrary notwithstanding and subject to the provisions of Section 11 of Article IV of these by-laws, the corporation shall have the power and authority to engage in any lawful act or activity permitted by its certificate of incorporation and for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE III
MEETINGS OF STOCKHOLDERS
Section 1. All meetings of the stockholders for the election of directors shall be held in the city of Danbury in the State of Connecticut at such place as may be fixed from the to time by the board of directors of the corporation (the “Board of Directors”), or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. Annual meetings of stockholders shall be held on the second Monday of March if not a legal holiday, and if a legal holiday, then on the next business day following, at 12:30 P.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 4. The secretary of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 6. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.
Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE IV
DIRECTORS
Section 1. The number of directors which shall constitute the whole board shall be seven. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders, but shall be employees of the stockholders. The Board of Directors shall be constituted in accordance with the terms of Section 5(a) of the Second Amended and Restated Joint Venture and Shareholders Agreement dated as of the date hereof between the stockholders of the corporation (the “Shareholders Agreement”).
Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled pursuant to the terms of Section 5(i) of the Shareholders Agreement, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3. The business of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 7. Special meetings of the Board of Directors may be called by the president upon not less than two weeks written notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
Section 8. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise expressly provided in Section 11 of this Article IV and except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present,
Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 11. Any action to be taken by the corporation on any of the matters listed in this Section 11 must be approved by either the affirmative vote of the entire Board of Directors or the unanimous consent of all stockholders:

(i)	entry into any business other than providing the financial services to the Dealers and the Customers as described in Section 1 of Article II of these by-laws;

(ii)
approving each annual operational plan and major variances to each such plan, approving annual financial statements, and any declaration of dividends other than those which are (x) not in excess of current year's earning or (y) declared in the course of the liquidation and dissolution of the corporation;

(i)	guaranteeing the indebtedness or other obligation of any person or entity;

(iv)	borrowing any funds, except from General Electric Capital Corporation (“GECC”);

(v)	pledging, mortgaging or otherwise encumbering any assets (tangible or intangible) as security for loans or otherwise;

(vi)	acquiring or disposing of any assets, or otherwise entering into any commitment, contract or transaction, other than in the normal course of business;

(i)	merging or consolidating with or into any other entity;

(viii)	liquidating or dissolving, other than in accordance with the terms and conditions of, the Shareholders Agreement;

(xi)
except as otherwise provided in Section 3 of the Shareholders Agreement, issuing any new shares or increasing the authorized capital stock of the corporation, or repurchasing any of the capital stock of the corporation, or entering into any agreement for the sale, purchase or transfer of any of the shares of the corporation;

(x)	amending or otherwise modifying the certificate of incorporation or by-laws of the corporation;

(xi)	granting any power to the Executive Committee or the Working Committee not contained in these By-Laws or the Shareholders Agreement; or

(xii)
establishing any additional committee of the Board of Directors, other than the Executive Committee and Working Committee, or creating or altering the powers and/or responsibilities of any committee of the Board of Directors, including without limitation the Executive Committee and the Working Committee.

EXECUTIVE COMMITTEE
Section 12. The Board of Directors may, by resolution passed by the unanimous consent of the whole Board of Directors, designate an Executive Committee to consist of five directors and elect the directors which shall serve as members thereof in accordance with the terms of Section 5(b) of the Shareholders Agreement. Each elected member of the Executive Committee shall hold office until his or her successor is elected and qualified.

The Executive Committee shall have such powers (including, without limitation, powers with respect to those matters specified in Section 11 of this Article IV) as shall be granted to it by the unanimous consent of the whole Board of Directors. All meetings of the Executive Committee shall be attended by a majority of members thereof and no less than one NMHG appointed member, and all actions to be taken by the Executive Committee must be approved by the unanimous consent of the members thereof and recorded in writing to be made available to the Board of Directors. The Executive Committee will meet within one week of any submission to the Executive Committee for resolution as contemplated by the Shareholders Agreement.
OTHER COMMITTEES OF DIRECTORS
Section 13. The Board of Directors may, by resolution passed by the unanimous consent of the whole Board of Directors, designate a Working Committee and other steering committees, each to consist of four representatives of the stockholders and elect the persons which shall serve as members thereof in accordance with the terms of Section 5(d) of the Shareholders Agreement. Each elected member of the Working Committee or other steering committees shall hold office until his or her successor is elected and qualified. Each Working Committee or other steering committees shall have the duties delegated to it by the Board of Directors which shall include those designated in Section 5(d) of the Shareholders Agreement. The Working Committee or any other steering committee, by the vote of any two of its members, may refer any matter to the Executive Committee for review and resolution, which matter will be considered and resolved by the Executive Committee within two weeks of such referral.
The Board of Directors may, by resolution passed by the unanimous consent of the whole Board of Directors, designate one or more other committees, each such committee to consist of one or more of the directors of the corporation. Each elected member of any such committee shall hold office until his or her successor is elected and qualified.
Each such committee shall have such powers as shall be granted to it by the unanimous consent of the whole Board of Directors. All meetings of any such committee shall be attended by all members thereof, and all actions to be taken by any such committee must be approved by the unanimous consent of all members thereof. Any such committee shall keep regular minutes or notes of its meetings and report the same to the Board of Directors when so requested.
Any such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
COMPENSATION OF DIRECTORS
Section 14. Unless otherwise approved by the unanimous vote of all of the stockholders, no director or member of the Executive Committee, any Steering Committee or of any other committee of directors shall be entitled to any compensation for his or her services as a director or member of any such committee.
REMOVAL OF DIRECTORS

Section 15. Unless otherwise restricted by the certificate of incorporation, the Shareholders Agreement or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE V
NOTICES
Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by e-mail or facsimile.
Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
OFFICERS
Section 1. The officers of the corporation shall be a President, an Executive Vice President, Vice Presidents, a Treasurer, a Secretary and Assistant Secretaries, who shall be elected by the Board of Directors at its first meeting following the annual meeting of stockholders to serve for one year and until their respective successors are elected and qualified. Any vacancy in any office (including any office created between annual meetings of the Board of Directors following the annual meeting of stockholders) may be filled by the Board of Directors. Officers of the corporation shall be appointed in accordance with the terms of Section 5(c) of the Shareholders Agreement.
The same person may occupy two or more offices except the offices of president and secretary. Each officer shall be an employee of a stockholder, but need not be a stockholder or director of the corporation.
Section 2. Unless otherwise approved by the unanimous consent of the whole Board of Directors, no officer shall be entitled to any compensation for his or her services as an officer.
Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time in accordance with Section 5(h) of the Shareholders Agreement. Any vacancy occurring in any office of the corporation shall be filled in accordance with Section 5(i) of the Shareholders Agreement.
PRESIDENT
Section 4. The President shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the Board of Directors. The President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
Section 5. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
THE EXECUTIVE VICE PRESIDENT
Section 6. In the absence of the President or in the event of his or her inability or refusal to act, the Executive Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE VICE-PRESIDENTS
Section 7. The Vice-Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He or she shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
Section 9. The Assistant Secretaries shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER
Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
Section 11. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.
ARTICLE VII

Indemnification and Advancement of Expenses

Section 1. Right to Indemnification. (a) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

(b) The corporation may indemnify to the fullest extent permitted by law any person who is not a director or officer of the corporation to whom the corporation is permitted by applicable law to provide indemnification, whether pursuant to, or provided by, the General Corporation Law of the State of Delaware or other rights created by (i) resolution of stockholders, (ii) resolution of directors, or (iii) a written agreement providing for such indemnification authorized by any officer designated by the Board of Directors of the corporation for such purpose, it being expressly intended that these by-laws authorize the creation of such rights in any such manner.

Section 2. Prepayment of Expenses. (a) The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

(b) The corporation may pay the expenses (including attorneys’ fees) incurred by a person who is not a director or officer of the corporation to whom the corporation is permitted by applicable law to provide advancement of expenses in defending any proceeding for which such person is entitled to be indemnified pursuant to Section 1(b) of this Article VII in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VII or otherwise.

Section 3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7. Other Indemnification and Advancement of Expenses. This Article VII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII
CERTIFICATES FOR SHARES
Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by (i) the President or the Executive Vice President and (ii) the Treasurer or the Secretary or an Assistant Secretary of the corporation.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware Corporate Code or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
FIXING RECORD DATE
Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
REGISTERED STOCKHOLDERS
Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE IX
GENERAL PROVISIONS
DIVIDENDS
Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, and subject to provisions of Section 11 of Article IV of these by-laws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
ANNUAL STATEMENT
Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
CHECKS
Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
FISCAL YEAR
Section 5. The fiscal year of the corporation shall begin on January 1st and end of December 31st of any given year.
SEAL
Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE X
AMENDMENTS
Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the unanimous vote of all stockholders or by the unanimous consent of the whole Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

EXHIBIT D
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED
FINANCING AGREEMENT
THIS SECOND AMENDED AND RESTATED FINANCING AGREEMENT, dated November 21, 2013 (“Agreement”), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware Corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”) and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”).
RECITALS:
NACCO Materials Handling Group, Inc. (“NMHG”) is in the business of manufacturing forklift trucks and other equipment, including without limitation, both Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing for equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of NFS or as approved by the Board of Directors of NFS.
In conjunction therewith, NMHG and GECC have determined to amend and restate that certain Restated and Amended Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of the NFS, including this Agreement.
On August 30, 2010, GECC and NFS entered into that certain USD Cash Pooling Confirmation agreement that incorporated by reference the terms and conditions of that certain GECC Cash Pooling Master Terms and Conditions Version 1.1 (collectively, the “Cash Pooling Agreement”).
NOW, THEREFORE, in consideration of the above premises and the mutual promises herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS
Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a) “Debt Cost” shall mean the external costs associated with and incurred by GE Treasury on the open market with the raising of debt that may be used to fund Participant Transfers under the Cash Pooling Agreement.
(b) “GE Treasury” shall mean the Treasury department of General Electric Company.
(c) “NFS Cost of Funds Assessment” shall mean (i) that portion of the Debt Cost internally allocated and assessed by GE Treasury against NFS for the raising of capital to fund NFS’s operations pursuant to the Cash Pooling Agreement, PLUS (ii) that portion of the Treasury Assessment internally allocated and assessed by GE Treasury against NFS related to the Treasury Assessment for GE Treasury’s efforts attributed to NFS.
(d) “Shareholders Agreement” shall mean that certain Second Amended and Restated Joint Venture and Shareholders Agreement dated as of the date of this Agreement, by and between GECC and NMHG.
(d) “Treasury Assessment” shall mean that amount of overhead costs and expenses assessed by GE Treasury to cover the overhead costs and expenses related to GE Treasury’s procurement of funds necessary to fund Participant Transfers (as defined in the Cash Pooling Agreement) under the Cash Pooling Agreement.
All capitalized terms not defined herein shall have the same meanings as contained in the Shareholders Agreement.
Section 1.02 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
ARTICLE II
LOANS UNDER THE CASH POOLING AGREEMENT
Section 2.01 The Cash Pooling Agreement.
(a) Subject to the satisfaction of all conditions set forth in the Cash Pooling Agreement, under the Cash Pooling Agreement, NFS may borrow, and GECC will lend, amounts determined by the Board of Directors and/or authorized officers of NFS to be necessary for: (i) the day-to-day operations of NFS, (ii) investment in or acquisition of any Wholesale Financing transaction, and (iii) investment in or acquisition of any Retail Financing transaction.

(b) In addition to any amounts due under the Cash Pooling Agreement, NFS shall pay on a quarterly basis to GECC upon GECC’s request (a “Cost of Funds Request”), the NFS Cost of Funds Assessment determined by GECC and/or GE Treasury. Upon the written request of NFS or NMHG, GECC shall provide to NFS and/or NMHG the backup data detailing the basis of such NFS Cost of Funds Assessment. In lieu of requiring NFS to pay such funds to GECC, GECC may make such internal accounting adjustments to reflect the NFS Cost of Funds Assessment on the books of NFS.
(c) NMHG shall execute contemporaneously with the execution of this Agreement a guaranty in the form of Exhibit A attached hereto by NMHG of all of the obligations of NFS under this Agreement and the Cash Pooling Agreement ("Guaranty").
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01    GECC Representations. GECC hereby represents and warrants to NMHG as follows:
(a) GECC has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to enter into this Agreement and to perform its obligations hereunder.
(b) This Agreement has been duly authorized, executed and delivered by GECC and constitutes GECC’s valid and binding agreement, enforceable against GECC in accordance with its terms.
(c) GECC is not a party to, or threatened with any suit, action, arbitration, administrative or other proceeding or governmental investigation which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against GECC which might materially and adversely affect GECC, this Agreement, or any of the transactions contemplated hereby.
(d) The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by GECC (i) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice, or passage of time, or both) under, or conflict with, any agreement or other instrument by which GECC is bound where such breach, default or conflict would have a material adverse effect on GECC’s business or financial condition, (ii) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on GECC’s business or financial condition, and (iii) do not require the consent of any governmental authority.
Section 3.02 NFS Representations. NFS hereby represents and warrants to GECC as follows:
(a) NFS has been duly and validly organized, and is a validly existing corporation, under the laws of the State of Delaware with full power and authority to enter into this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly authorized, executed and delivered by NFS and constitutes NFS’s valid and binding agreement enforceable against NFS in accordance with its terms.
(c) NFS is not a party to, or threatened with, any suit, action, arbitration, administrative or other proceeding, or governmental investigation which might materially and adversely affect NFS, this Agreement, or any of the transactions contemplated hereby, and there is no judgment, decree, award or order outstanding against NFS which might materially and adversely affect NFS, this Agreement, or any of the transactions contemplated hereby.
(d) The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms of this Agreement by NFS (i) will not result in the breach of any of the terms and provisions of, or constitute a default (after notice or passage of time, or both) under, or conflict with, any agreement or other instrument by which NFS is bound where such breach, default or conflict would have a material adverse effect on NFS business or financial condition, (ii) will not violate any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation where such violation would have a material adverse effect on NFS’s business or financial condition, and (iii) do not require the consent of any governmental authority.
ARTICLE IV
DEFAULT AND REMEDIES
Section 4.01 Events of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default under this Agreement:
(a) Default by NFS in the payment required under the Cash Pooling Agreement;
(b) Default by NFS in the due observance or performance of any term, covenant or other provision of this Agreement or any other agreement then outstanding which has GECC and the NFS as parties thereto, if such default shall continue for a period of thirty (30) days after written notice thereof;
(c) Any representation or warranty of NFS set forth in this Agreement or any other agreement then outstanding which has GECC and NFS as parties thereto, or any statement or representation made in any certificate, report, financial statement, opinion or other document delivered now or at any time hereafter by NFS to GECC, shall prove to have been false or misleading in any material respect when made;
(d) A petition is filed by either NFS or NMHG under any bankruptcy or insolvency law, or a petition is filed against either NFS or NMHG under any bankruptcy or insolvency law and such petition is not withdrawn or dismissed within sixty days after the date of its filing;

(e) NFS or NMHG becomes insolvent, ceases to do business as a going concern, or otherwise suffers, in GECC’s sole opinion, any material adverse change in its financial or operating condition; or
(f) GECC ceases to own at least eighty percent (80%) of the issued and outstanding shares of any class of the capital stock of NFS.
Section 4.02 Remedies.
(a) Upon the occurrence of any Event of Default described in Section 4.01 hereof,
GECC may declare an event of default under the Cash Pooling Agreement and exercise its rights thereunder.
(b) The rights and remedies set forth in Section 4.02(a) hereof are in addition to, and not in lieu of, all rights and remedies that GECC may have at law, in equity or by statute.
ARTICLE V
GENERAL PROVISIONS

Section 5.01 Notices.
(a) Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given upon actual receipt of certified or registered mail, return receipt requested, addressed as set forth below:
(i) If to GECC:
General Electric Capital Corporation
300 East John Carpenter Freeway, Suite 510
Irving, TX 75062
Attention: General Counsel - Vendor Finance

(ii) If to NFS:
NMHG Financial Services, Inc.
c/o General Electric Capital Corporation
300 East John Carpenter Freeway, Suite 510
Irving, TX 75062
Attention: General Counsel - Vendor Finance

(iii) If to NMHG:
NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive, Suite 300
Mayfield Heights, OH 44124
Attn: General Counsel

(b) GECC, NMHG or NFS may change the address to which notice is to be sent by giving notice of such change in conformity with the provisions of this Section.
Section 5.02 Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG (on behalf of NFS) and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.
Section 5.03 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, with respect thereto, express or implied, oral or written, except as expressly herein contained. This Agreement may not be modified or amended other than by an agreement in writing executed by an authorized representative of each party at a contemporaneous or subsequent date.
Section 5.04 Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.
Section 5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Anything in the immediately preceding sentence to the contrary notwithstanding, NFS shall not be permitted to assign any of its rights or obligations hereunder.
Section 5.06 Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.
Section 5.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
Section 5.08 Headings. The headings of articles and sections in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
Section 5.09 Payments. Except as may be otherwise expressly provided in this Agreement, all payments to be made by either party to the other under this Agreement shall be payable upon demand therefor.
Section 5.10 Term and Termination.
(a) Except as otherwise provided in this Section 5.10, this Agreement shall be coterminous with the term of the Shareholders Agreement.
(b) GECC may terminate this Agreement at any time GECC fails to own at least eighty percent (80%) of the issued and outstanding shares in any class of the capital stock of NFS.
Section 5.11 Non-Exclusivity. Nothing herein shall be construed so as to restrict GECC from performing the same type or similar services to any other person or entity.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.
GENERAL ELECTRIC CAPITAL            NMHG FINANCIAL SERVICES, INC.
CORPORATION
BY:                            BY:
TITLE:                        TITLE:

EXHIBIT A
GUARANTY

Date: November 21, 2013

GENERAL ELECTRIC CAPITAL CORPORATION
300 East John Carpenter Freeway
Irving, Texas 75062

To induce you (“GECC”) to enter into the Second Amended and Restated Financing Agreement dated November 21, 2013 (said agreement, including any present or future amendments or revisions thereto, being hereinafter collectively referred to as the “Financing Agreement”), with NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”), and to loan monies from time to time to NFS on and subject to the terms and conditions of the Financing Agreement, but without in anyway binding GECC to do so, NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation having its principal place of business at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“NMHG”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to GECC, its successors and assigns, subject only to the provisions of the last sentence of this paragraph, the due regular and punctual payment of any sum or sums of money which NFS may owe to GECC now or at any time hereafter, under or in connection with the Financing Agreement or the Cash Pooling Agreement (as defined in the Financing Agreement), whether evidenced by the Financing Agreement, the Cash Pooling Agreement or any present or future promissory notes and/or any other documents or instruments evidencing, or relating to, any loan, extension of credit or other financial accommodation made or to be made by GECC to NFS under the Financing Agreement or Cash Pooling Agreement (collectively “Loan Documents” and each a “Loan Document”), on open account or otherwise, and whether it represents principal, interest, late charges, indemnities, an original balance, an accelerated balance, a balance reduced by partial payment, a deficiency after sale or other disposition of any collateral or security, or any other type of sum of any kind whatsoever that NFS may owe to GECC now or at any time hereafter under or in connection with the Financing Agreement or the Cash Pooling Agreement (collectively the “Indebtedness”). ANYTHING IN THE FOREGOING TO THE CONTRARY NOTWITHSTANDING, WITH RESPECT TO ANY SUM THAT MAY NOW OR AT ANY TIME HEREAFTER BE DUE AND UNPAID UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, NMHG’S OBLIGATION TO MAKE PAYMENT UNDER THE IMMEDIATELY PRECEDING SENTENCE SHALL IN NO EVENT EXCEED TWENTY PERCENT (20%) OF THE ENTIRE INDEBTEDNESS. Notwithstanding the foregoing, NMHG shall not be required to pay to GECC under this Guaranty more than 20% of any unpaid amount due to GECC from NFS under the Loan Documents.

NMHG does hereby further guarantee to GECC, its successors and assigns, to pay upon demand the full amount of all reasonable out-of-pocket costs, attorneys’ fees and expenses which may be incurred by GECC by reason any default by NMHG with respect to any of its obligations under this Guaranty.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require GECC to first seek or exhaust any remedy against NFS, its successors and assigns, or any other person that may be or become obligated with respect to the Indebtedness, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given now or hereafter in connection with the Indebtedness. It is agreed that you may, upon any breach or default of NFS, or at any time thereafter, make demand upon NMHG and receive payment under this Guaranty, with or without notice or demand for payment by NFS, its successors or assigns, or any other person. Suit may be brought and maintained against NMHG, at GECC’s election, without joinder of NFS or any other person as parties thereto.

NMHG agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional (except as otherwise expressly provided in the last sentence of the first paragraph to this Guaranty), irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of NMHG): (a) the genuineness, validity, regularity and enforceability of any Loan Document(s) or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of any Loan Document(s) or any other document; (c) the absence of, or delay in, any action to enforce any Loan Document(s), this Guaranty or any other document; (d) any failure or delay in obtaining any other guaranty of the Indebtedness; (e) the release of, extension of time for payment or performance by, or any other indulgence granted to NFS or any other person with respect to the Indebtedness by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any collateral or security that may be given, now or hereafter, in connection with the Indebtedness, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of NMHG; (g) NFS’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting NFS or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

This Guaranty shall continue and remain undischarged until all of the Indebtedness has been indefeasibly paid in full. Without limiting the foregoing, NMHG agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment of any of the Indebtedness (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by GECC, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, GECC shall be prohibited from exercising any of its rights or remedies against NFS or any other person or against any property, then, as between GECC and NMHG, such prohibition shall be of no force an effect, and GECC shall have the right to make demand upon, and receive payment from, NMHG all amounts and other sums that would be due hereunder but for such prohibition.

Notice of acceptance of this Guaranty, of any loan, advance or other extension of credit under or in connection with the Financing Agreement, and of any default by NFS or any other person, is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Indebtedness, and the exercise of possessory, collection or other remedies for the

Indebtedness, are hereby waived. NMHG warrants that it has adequate means to obtain from NFS on a continuing basis financial data and other information regarding NFS. Without limiting the foregoing, notice of adverse change in the financial condition of NFS or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between NFS, its successors or assigns, and GECC shall be binding upon and shall not affect the liability of NMHG. NMHG waives any and all rights of subrogation until all of the Indebtedness has been indefeasibly paid in full.

As used in this Guaranty, the word “person” shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

This Guaranty is intended by the parties as a final expression of the guaranty of NMHG and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by GECC and NMHG. No failure by GECC to exercise its rights hereunder or any of the Loan Documents shall give rise to any estoppel against GECC, or excuse NMHG from performing hereunder. GECC’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

This Guaranty shall bind NMHG, its successors and assigns, and the benefits hereof shall extend to and include GECC, its successors and assigns.

This Guaranty shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Guaranty shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

NMHG hereby represents and warrants that this Guaranty (i) has been duly authorized, executed and delivered on behalf of NMHG, (ii) constitutes a valid, legal and binding obligation of NMHG, and (iii) is enforceable against NMHG in accordance with its terms (except to the extent that enforcement of remedies may be limited by any bankruptcy or insolvency proceedings affecting NMHG).

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

NACCO MATERIALS HANDLING GROUP, INC.

By:
Name:
Title:

EXHIBIT E
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT
THIS SECOND AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT, dated November 21, 2013 (this “Agreement”), is by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”), NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“NMHG”) and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”).
BACKGROUND
NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, both Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing for equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of NFS or as approved by the Board of Directors of NFS.
In conjunction therewith, NMHG and GECC have determined to amend and restate that certain Restated and Amended Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of NFS, including this Agreement.
NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a) “Account” shall mean and include any loan, conditional sales contract, lease-purchase arrangement, true lease or any other type of financial accommodation (including, without limitation, any Wholesale Financing) that is provided by or acquired by NFS.
(b)    “Account Documents” shall mean and include all documentation with respect to any Account.
(c)    “Customer” shall have the meaning provided in the preamble of this Agreement.
(d)    “Equipment” shall mean any NMHG Equipment, Allied Equipment or Strategic Equipment on which or in which NFS may have a lien, security interest, title retention interest or ownership interest in connection with any Account.
(e)    “Financing Agreement” shall mean the Second Amended and Restated Financing Agreement between GECC and NFS dated as of the date of this Agreement.
(f) “JV Agreements” shall mean the Shareholders Agreement and all other agreements referenced in paragraph 1(a) of the Shareholders Agreement.
(g)    “Lease” shall mean and include any Account that is a true lease for federal income tax purposes.
(h)    “Permitted Purposes” shall mean purposes of facilitating various activities undertaken by either NMHG or GECC in connection with this Agreement, such as pricing, originations and account maintenance and (solely with respect to NMHG) facilitating the performance of NMHG’s obligations under the Remarketing Agreement.
(i)    “Remarketing Agreement” shall mean the Fourth Amended and Restated Remarketing Services Agreement dated as of the date of this Agreement, by and between NMHG and NFS.
(j)    “Shareholders Agreement” shall mean that certain Second Amended and Restated Joint Venture and Shareholders Agreement dated as of the date of this Agreement, by and between GECC and NMHG.
(k)    “Systems” shall mean GECC’s computer systems, including, but not limited to, the computer systems known as NORAD, Leasing Source, Supertrump, Asset Tracker, and Support Central.
(l)    “Wholesale Financing” shall have the meaning set forth in Section 1(b)(iv) of the Shareholders Agreement.
All capitalized terms not defined herein shall have the same meanings as contained in the

Shareholders Agreement.

Section 1.02 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
ARTICLE II
GENERAL UNDERTAKING

Section 2.01 Appointment. Except to the extent otherwise expressly provided in this Agreement or any of the other JV Agreements, NFS hereby appoints GECC, and GECC hereby agrees to accept such appointment, as the agent of NFS for the purpose of administering the day-to-day operation of the business and affairs of NFS; provided, however, that NFS hereby appoints NMHG to perform certain administrative services for NFS, including without limitation, services related to NMHG dealers, facilitating lease and financing origination activities and remarketing and any other services that NFS requests and NMHG agrees to perform. Without limiting the foregoing, NFS hereby agrees to purchase from GECC, and GECC hereby agrees to provide to NFS, the services more particularly described in this Agreement.
Section 2.02 Powers. Except as may be otherwise expressly provided in this Agreement or any of the other JV Agreements, GECC is hereby granted general exclusive authority to act, and hereby agrees to act, on behalf of NFS, in the name of NFS or GECC, to the extent necessary to carry out its duties under this Agreement. Without limiting the foregoing, GECC is hereby granted specific authority, and hereby assumes the obligation, to: (i) execute, on behalf of NFS, all documents and instruments necessary to perform its duties hereunder; (ii) draw checks, on one or more bank accounts of NFS, to make necessary payments; (iii) receive payments and make collections of monies owing to NFS and deposit such monies in any bank accounts of NFS; (iv) accept any communications on behalf of NFS, including, without limitation, any judicial or administrative writs, notices and process (but GECC will endeavor to promptly forward copies of any of the foregoing to NFS); (v) consult with, and render advice to, NFS concerning the obtaining of all permits, licenses and authorizations that may from time to time be required by NFS and, where necessary, obtain such permits, licenses and authorizations on behalf of NFS; and (vi) cause NFS to borrow money to the extent provided in, and pursuant to, the Financing Agreement or any other financing agreement that may from time to time be approved by the Board of Directors of NFS.
Section 2.03 Advisors. In connection with the performance of GECC’s duties under this Agreement, GECC may retain any outside attorneys, accountants, collection agencies, repossession agencies, corporate services companies, and/or other advisors or agents as GECC may from time to time deem necessary or advisable; provided, however, that GECC shall consult with NMHG if the estimated fee for any such attorney, accountant, agency, company or other advisor as to may mater is estimated to exceed $100,000.00.
Section 2.04 Other Agreements. In discharging its duties under this Agreement, GECC shall use its best efforts to administer the day-to-day operations of NFS in such a manner as to avoid any breach by NFS of its obligations under any of the other JV Agreements.

ARTICLE III
ORIGINATION OF ACCOUNTS

Section 3.01 Pricing and Residuals. GECC, after consultation with NMHG, shall from time to time establish the pricing policies of NFS in a manner that is designed to achieve the profitability criteria set forth in Sections 9 and 31 of the Shareholders Agreement. Subject to those pricing policies, GECC shall, after such consultation with NMHG as GECC may deem necessary or advisable, establish the interest rates, lease rates or finance rates that will be utilized by NFS in connection with its investment in or acquisition of any Account. In connection with any Lease, GECC shall, after consultation with NMHG, establish from time to time the residual value assumptions that will be utilized by NFS with respect to the Equipment to be leased thereunder in a manner that is designed to achieve the profitability criteria set forth in Sections 9 and 31 of the Shareholders Agreement, and is nevertheless reasonably prudent.
Section 3.02 Credit Approvals. With respect to Wholesale Financing, except as may be otherwise agreed in writing by GECC, NMHG and NFS, subject to any approval authorities and in accordance with such credit standards and criteria that may from time to time be required or adopted by the Board of Directors of NFS, NMHG and GECC shall consult and mutually agree on the actions to be taken with respect to Wholesale Financing Accounts. Upon mutual agreement of GECC and NMHG, NMHG shall reject, establish, increase, decrease or terminate credit lines for each Dealer with respect to such Wholesale Financing. With respect to all other Accounts, subject to any approval authorities that may from time to time be required by the Board of Directors of NFS, GECC shall, after such consultation with NMHG as GECC may deem necessary or advisable, approve or reject the credit of any prospective Customer using the same standards that are then being utilized by GECC.
Section 3.03 Documentation. GECC shall be responsible for the documentation and negotiation on behalf of NFS of all Account Documents. GECC shall, after consultation with NMHG, from time to time develop and provide to NFS, standard Account Documents. GECC may from time to time request NMHG and/or its Dealers to provide assistance in connection with the negotiation and execution of any Account Documents by a Customer. GECC shall execute all Account Documents on behalf of NFS.
ARTICLE IV
MAINTENANCE OF ACCOUNTS

Section 4.01 Documentation. GECC shall electronically store and/or maintain, at such office or offices as may be from time to time designated by GECC, all Account Documents. GECC acknowledges that all such Account Documents shall be and remain the property of NFS however stored and wherever located.
Section 4.02 Billing. GECC shall bill each Customer of NFS with respect to its Account by sending out periodic invoices under GECC’s periodic billing system unless a Customer requests that no invoice(s) be sent or makes other arrangements with GECC not to send invoices to a Customer. GECC shall accept and process all payments received on behalf of NFS and shall deposit such payments to a bank account for NFS’s credit.
Section 4.03 Collections. GECC shall use its standard collection practices to collect any past due payments that are due to NFS, including but not limited to, automated collections, live collector interface, mail-o-grams and external collection agencies as GECC may deem reasonably necessary or advisable. NMHG shall assist GECC, to the extent deemed necessary or advisable by GECC, in collecting amounts owed by Dealers under any Wholesale Financing Accounts. GECC may, in its sole discretion, waive late charges, arrange deferred payment plans or make other arrangements for payment of past due Accounts. Anything in the preceding sentence to the contrary notwithstanding, so long as (i) the Recourse Agreement shall remain in effect and (ii) there shall be no material adverse condition in NMHG’s financial condition since the date hereof, GECC shall not, without first consulting with NMHG, arrange deferred payment plans or make other arrangements for payment of any past due Wholesale Financing.
Section 4.04 Compliance Monitoring. GECC may from time to time monitor the compliance of the Customers with their obligations under their respective Account Documents, including, but not limited to, monitoring any insurance obligations that the Customers may have under their respective Account Documents. With respect to all Wholesale Financing Accounts, subject to any directives that may from time to time be determined by the Board of Directors of NFS, NMHG shall, after such consultation with GECC as NMHG may deem necessary or advisable, schedule periodic audits, at Dealer premises, of all Equipment subject to Wholesale Financing.
Section 4.05 Repossessions and Dispositions. When, as and if GECC shall deem it appropriate, GECC shall arrange for the recovery of any Equipment which is the subject of an Account that is in default or which has otherwise terminated or expired in a manner which would entitle NFS to possession of the Equipment. Except to the extent that NMHG may be required or requested to perform such services under the Remarketing Agreement, GECC shall arrange the storage, repair and, ultimately, to the extent NMHG is not required or requested to dispose of Equipment under the Remarketing Agreement, for the sale, lease or other disposition of any such Equipment that has been recovered by NFS. Any net proceeds from any such sale, lease or other disposition of the Equipment shall be deposited to a bank account of GECC for the credit of NFS. GECC shall account to the Customer, as may be required by law or the applicable Account Documents, for any surplus resulting from the sale, lease or other disposition of the Equipment.
Section 4.06 Litigation. GECC may, whenever it deems necessary or advisable, retain attorneys and institute legal action on behalf of NFS against any Customer to recover any money or Equipment in connection with any Account or to otherwise enforce any Account Documents. GECC shall consult with NMHG before retaining any attorney on any matter if the estimated fees for such engagement are estimated to exceed $100,000.00. Except as may be otherwise expressly provided in Section 14 of the Shareholders Agreement, GECC shall have sole control of the prosecution, and any settlement of, any such legal action. GECC shall use its own standard for selection of outside attorneys and approval of such attorneys’ fees.
ARTICLE V
FINANCIAL MANAGEMENT AND OTHER SERVICES

Section 5.01 Bank Accounts. GECC may open in the name of NFS, maintain and close bank accounts, and sign checks and other bank documents in the name of NFS as may be necessary to provide the services required under the terms of this Agreement. Additionally, GECC may utilize its own bank accounts to process transactions on behalf of NFS provided that GECC shall properly account for and give credit to any amounts owed to NFS that are deposited in a GECC account.
Section 5.02 Qualifications and Licenses.
(a) Prior to commencing business in any state, GECC shall prepare, make and maintain all filings with such governmental authorities as may from time to time be necessary to enable NFS to become and remain qualified to conduct business as a foreign corporation in such state.
(b) GECC shall prepare and make all filings with such governmental authorities as may from time to time be necessary to enable NFS to become and remain during the term of this Agreement licensed to conduct its business in those states where necessary.

Section 5.03 Books and Records. GECC shall maintain full and accurate books and records of NFS using generally accepted accounting principles, showing all receipts and expenditures, assets and liabilities, profits and losses, provisions and reserves and other records that may be necessary for recording NFS’s business and affairs. The books of NFS shall be maintained on an accrual basis. Such books and records shall be open for inspection and examination by NFS, NMHG and their respective representatives and/or accountants during normal business hours.
Section 5.04 Reports. GECC shall prepare and deliver to NFS the financial statements in accordance with Section 10 of the Shareholders Agreement.
Section 5.05 Tax Returns. GECC shall prepare and file in a timely manner all of NFS’s federal, state and local tax returns. GECC shall provide NFS with copies of all such tax returns that have been prepared on an unconsolidated basis in connection with the taxes of NFS, GECC will endeavor to minimize such taxes to the extent legally permissible; provided, however, that it is understood and agreed that all of the tax matters of NFS will be handled on a basis that is reasonable, proper and consistent with those of GECC. GECC may, but shall not be obligated, to consolidate or combine any federal, state or local tax return of NFS with that of GECC and, possibly, any affiliates of GECC. GECC shall control any audit that may arise in connection with any tax return of NFS, shall decide whether contest procedures are appropriate, and, if so, the manner in which such contest will be prosecuted and/or settled.
Section 5.06 Insurance. In addition to any insurance maintained by the Customers of NFS, GECC may obtain and maintain for NFS any other insurance coverages that may be deemed by GECC to be prudent in view of the perceived risks and hazards associated with the business of NFS.
ARTICLE VI
SYSTEM ACCESS AND CONFIDENTIALITY

Section 6.01 System Access. GECC and NFS wish to allow NMHG to have access to the Systems for the Permitted Purposes, and accordingly, GECC agrees to provide access to the Systems to NMHG for the Permitted Purposes. When accessing the Systems, NMHG agrees to install and utilize all of the following software provided by GECC: Leasing Source, Supertrump, NORAD (via Citrix Metaframe), Asset Tracker and Support Central. NMHG also agrees to use best efforts and to take all reasonable steps to safeguard the Systems to ensure that no unauthorized person shall have access thereto. NMHG acknowledges that the Systems contain valuable confidential information and trade secrets and that unauthorized use is harmful to GECC and NFS. NMHG also agrees to maintain in strict confidence its user identification and corresponding password assigned to it by GECC.

Section 6.02 System Use and Proprietary Rights. When using the Systems, NMHG agrees to access only Accounts. NMHG also acknowledges that the Systems and intellectual property rights therein are the sole property of GECC. Nothing in this Agreement shall be interpreted as granting to NMHG a license under any intellectual property right, including any patent, trademark or copyright of GECC.

Section 6.03 Records. NMHG shall keep accurate and up to date records of all Accounts it has accessed through its connection with the Systems and shall maintain its records in such a manner as to be readily inspected and audited by GECC and NFS.

Section 6.04 Confidentiality.

(a) NMHG acknowledges that GECC and NFS have a responsibility to their customers to keep information about such customers and their accounts (“Customer Information”) strictly confidential. All material and information supplied by GECC to NMHG via access to the Systems or supplied to a party hereto by GECC’s and/or NFS’s customers, including, but not limited to names or addresses of customers, written comments on the status of the Accounts, and other proprietary technological information, are confidential and proprietary (“Confidential Information”). For purposes of this Section 6.04, “Personal Data” is any information relating to an identified or identifiable natural person, and “GECC/NFS Personal Data” shall include (i) Personal Data obtained by NMHG from GECC and/or NFS; (ii) Personal Data (from whatever source) being Processed (as defined hereafter) by NMHG in connection with the Permitted Purposes; and (iii) Personal Data (from whatever source) pertaining to GECC and/or NFS’s personnel. “Processing” of Personal Data shall mean and include any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, accessing, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

(b) Handling of Confidential Information. Confidential Information shall be used by NMHG solely for the Permitted Purposes. NMHG shall not disclose Confidential Information to any third party, except as otherwise required by law (provided that NMHG shall use commercially reasonable efforts to obtain confidential treatment for the Confidential Information being disclosed). Additionally, NMHG will take commercially reasonable steps to ensure that its officers, directors, shareholders, employees and agents take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written demand or upon termination of the Shareholders Agreement, NMHG shall return to GECC all Confidential Information in its possession or control. NMHG agrees that the text of this Article VI, and other terms of all related documents are considered proprietary to GECC and NFS and are included within the definition of Confidential Information.

(c) Handling of GECC/NFS Personal Data. GECC/NFS Personal Data shall be viewed and Processed only to the extent necessary in connection with the Permitted Purposes or upon GECC’s and/or (as the case may be) NFS’s written instructions. If NMHG will Process any GECC/NFS Personal Data or other customer information that is subject to Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 and regulations promulgated under that Act (collectively “GLB”) or other federal, state, and local laws, rules, regulations, and ordinances governing the privacy and security of customer information (collectively “Customer Information Privacy Laws”), NMHG agrees to comply with GLB and other Customer Information Privacy Laws, and to protect and maintain the privacy of such customer information accordingly. Such compliance shall include, but not be limited to, NMHG (i) not disclosing any Customer Information to any third party, except as expressly provided in this Agreement, the Shareholders Agreement, as otherwise directed or authorized in writing by GECC and/or (as the case may be) NFS or as required by law; (ii) ensuring that its employees and subcontractors who obtain or have access to Customer Information comply at all times with the other Customer Information Privacy Laws and the provisions of this Agreement and the Shareholders Agreement regarding the use and protection of Customer Information; and (iii) protecting and maintaining the security of all Customer Information in NMHG’s custody or under NMHG’s control. NMHG shall immediately report to GECC and NFS any unauthorized disclosure or use of or any unauthorized access to any Customer Information in NMHG’s custody or under NMHG’s control. NMHG agrees to keep GECC/NFS Personal Data confidential, and agrees to not disclose GECC/NFS Personal Data to third parties except with the express written approval from GECC and NFS or as required by law. NMHG’s staff shall Process GECC/NFS Personal Data only on a need-to-know basis, in connection with the Permitted Purposes. NMHG shall implement technical and organizational measures to ensure the security and confidentiality of GECC/NFS Personal Data in order to prevent, among other things: (i) accidental, unauthorized or unlawful destruction, alteration, modification or loss of GECC/NFS Personal Data, (ii) accidental, unauthorized or unlawful disclosure or access to GECC/NFS Personal Data, (iii) unlawful forms of Processing. The security measures taken shall be in compliance with applicable data protection regulation and shall be adapted to the risks represented by the Processing and the nature of the GECC/NFS Personal Data to be Processed, having regard to the state of the art and the cost of implementation. NMHG shall immediately inform GECC and NFS of any breach of this security and confidentiality undertaking with respect to Personal Data.

(c) Default. Any violation of this Section 6.04 shall constitute a “Cause” as defined in Section 14(b) of the Shareholders Agreement between GECC and NMHG.

(d) Audits. GECC and/or NFS reserve the right to conduct at any time, subject to a prior written notice and during business hours, an on-site verification of NMHG’s compliance with obligations relating to GECC/NFS Personal Data. NMHG shall provide access to all concerned facilities, equipment and records in order to conduct such verification.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations by GECC. GECC hereby represents and warrants to the other parties hereto that:

(a) GECC is a corporation duly organized. validly existing and in good standing under the laws of the State of Delaware and has (i) all necessary licenses, authorizations, registrations and approvals for purposes of performing GECC’s duties under this Agreement and (ii) full power and authority to carry out its business as it is presently being conducted and as required in order to consummate the transactions contemplated by this Agreement.

(b) GECC has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of GECC, and this Agreement constitutes the legal, valid and enforceable obligation of GECC.

Section 7.02 Representations by NFS. NFS hereby represents and warrants to the other parties hereto that:

(a) NFS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) NFS has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of NFS, and this Agreement constitutes the legal, valid and enforceable obligation of NFS.

Section 7.03 Representations by NMHG. NMHG hereby represents and warrants to the other parties hereto that:

(a) NMHG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has (i) all necessary licenses, authorizations, registrations and approvals for purposes of performing NMHG’s duties under this Agreement and (ii) full power and authority to carry out its business as it is presently being conducted and as required in order to consummate the transactions contemplated by this Agreement.

(b) NMHG has the corporate power to enter into this Agreement and to perform its obligations under this Agreement, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of NMHG, and this Agreement constitutes the legal, valid and enforceable obligation of NMHG.

ARTICLE VIII
STANDARD OF CARE

Section 8.01 Generally. GECC and NMHG each agrees to use commercially reasonable efforts to perform all of its duties and obligations under this Agreement with the same standard of care that GECC and NMHG each respectively employs in connection with the management and administration of its own business and affairs and, in connection therewith, will use its commercially reasonable efforts to comply with all applicable laws, regulations and ordinances.
Section 8.02 Judgment. With respect to any service or duty that requires a judgment or decision to be made by GECC or NMHG (as the case may be), GECC and NMHG each agrees to exercise good faith in connection with any such judgment or decision.
Section 8.03 Reliance. GECC and NMHG may each rely, and shall be protected in acting or refraining from acting, upon (i) the opinion or advice of any attorney, accountant or other advisor or (ii) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent or other paper or document believed in good faith by GECC or NMHG (as the case may be) to be genuine.
Section 8.04 Limitation. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, TO THE EXTENT THAT GECC AND/OR NMHG HAS COMPLIED WITH THE STANDARD OF CARE DESCRIBED IN SECTIONS 8.01, 8.02 AND 8.03 ABOVE, GECC AND/OR NMHG SHALL HAVE NO LIABILITY WITH RESPECT TO THE PERFORMANCE OF, OR ANY FAILURE TO PERFORM, ANY OF ITS DUTIES OR OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE IX
INDEMNITIES

Section 9.01 Indemnity by NFS. NFS shall indemnify, defend and hold GECC, NMHG, and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against any and all losses, damages, penalties, injuries, claims, actions and suits (including; without limitation, outside attorneys’ fees and legal expenses) of whatsoever kind or nature (collectively “Losses”), arising out of or in connection with, directly or indirectly, GECC’s or NMHG’s (as the case may be) provision of, or failure to provide, any service required hereunder, except to the extent that such action or inaction on GECC’s or NMHG’s part was caused by its failure to abide by the standard of care enumerated in Article VIII hereof.
Section 9.02 Indemnity by GECC. GECC shall indemnify, defend and hold NFS, NMHG, and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against all Losses arising out of or in connection with, directly or indirectly: (i) any breach by GECC of any of the terms of, or any of its obligations under, this Agreement, but only if, and to the extent that, such breach was caused by GECC’s failure to abide by the standard of care set forth in Article VIII hereof; or (ii) any failure; at any time, of any representation or warranty of GECC in this Agreement to be true and correct in all respects.
Section 9.03 Indemnity by NMHG. NMHG shall indemnify, defend and hold NFS, GECC,

and their respective parents, subsidiaries and affiliates, as well as the directors, officers and employees of each of such companies, harmless from and against all Losses arising out of or in connection with, directly or indirectly: (i) any breach by NMHG of any of the terms of, or any of its obligations under, this Agreement, but only if and to the extent that, such breach was caused by NMHG’s failure to abide by the standard of care set forth in Article VIII hereof; or (ii) any failure, at any time, of any representation or warranty of NMHG in this Agreement to be true and correct in all respects.
ARTICLE X
SERVICE FEES

Section 10.01 Administrative Overhead Fee. In consideration of the services provided hereunder, NFS hereby agrees to pay GECC, from time to time, upon demand, amounts that are intended to compensate GECC for the salary and benefits of all GECC employees that will be assigned to administer the business and affairs of NFS (the “Administrative Overhead Fee”). Notwithstanding any provision to the contrary herein, NMHG agrees that it shall not be entitled to any fees whatsoever for any of the services it has agreed to provide pursuant to the terms hereof.
Section 10.02 Adjustments. GECC shall have the right to adjust the Administrative Overhead Fee from time to time to compensate for salary and benefit increases or decreases for employees.
Section 10.03 Out-Of-Pocket Costs. NFS will reimburse GECC, within five business days of any request therefor, for any Out-Of-Pocket Costs that GECC may incur in connection with the services to be provided by GECC under this Agreement. GECC agrees to use those procedures that it uses for its own account to limit Out-Of-Pocket Costs to amounts which are reasonable and/or necessary to achieve the desired results. For these purposes, Out-Of-Pocket Costs shall mean and include any and all assessments imposed by or on GECC or any successor thereto or any internal assessments made by or on GECC in connection with NFS or its investment portfolio and shall also mean and include any out-of-pocket costs that are incurred by GECC in connection with the performance of any of its duties and obligations under this Agreement (except for any salary and benefits paid to any GECC employees), including, without limitation, any fees, costs and charges paid to any outside attorneys, accountants, collection agencies, repossession agencies, corporate service companies, or any other agents and advisors.
Section 10.04 Past Due Payments. If any payment due under this Article X is not made by NFS to GECC on its due date, then interest shall accrue thereon from its due date until paid in full at a rate equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate not prohibited by applicable law. If GECC shall place this Agreement in the hands of any attorneys for collection of any sums due from NFS, NFS hereby agrees to pay all reasonable attorneys’ fees and costs incurred in connection therewith.
ARTICLE XI
GENERAL PROVISIONS

Section 11.01 Notices.
(a) Any notice to be given under this Agreement shall be made in writing and shall be deemed to have been duly given upon actual receipt of certified or registered mail, return receipt requested, addressed as set forth below:
(i) If to GECC:
General Electric Capital Corporation
300 East John Carpenter Freeway, Suite 510
Irving, TX 75062
Attention: General Counsel - Vendor Finance

(ii) If to NFS:
NMHG Financial Services, Inc.
c/o General Electric Capital Corporation
300 East John Carpenter Freeway, Suite 510
Irving, TX 75062
Attention: General Counsel - Vendor Finance

(iii) If to NMHG:
NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive, Suite 300
Mayfield Heights, OH 44124
Attn: General Counsel

(b) GECC, NMHG or NFS may change the address to which notice is to be sent by giving notice of such change in conformity with the provisions of this Section.
Section 11.02 Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.
Section 11.03 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, with respect thereto, express or implied, oral or written, except as expressly herein contained. This Agreement may not be modified or amended other than by an agreement in writing executed by an authorized representative of each party at a contemporaneous or subsequent date.
Section 11.04 Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.
Section 11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Anything in the immediately preceding sentence to the contrary notwithstanding, NFS shall not be permitted to assign any of its rights or obligations hereunder. Except as otherwise provided herein or in any of the Other Agreements, neither GECC or NMHG shall, without the consent of the other party (as the case may be), delegate any of its duties hereunder to any entity other than an affiliate of GECC or NMHG (as the case may be). In the case of any delegation to (i) NMHG or GECC or (ii) any other person or entity that was selected by GECC or NMHG (as the case may be) with the standard of care set forth in Article VIII hereof, GECC or NMHG (as the case may be) shall not be liable or otherwise accountable for any act or omission of such delegate.
Section 11.06 Waiver. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.
Section 11.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
Section 11.08 Headings. The headings of articles and sections in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
Section 11.09 Payments. Except as may be otherwise expressly provided in this Agreement, all payments to be made by either party to the other under this Agreement shall be payable upon demand therefor.
Section 11.10 Term and Termination.
(a) Except as otherwise provided in this Section 11.10, this Agreement shall be coterminous with the term of the Shareholders Agreement.
(b) NFS may terminate this Agreement in the event that GECC or NMHG defaults in the performance of any of its duties hereunder and fails to cure the same within 90 days after written notice thereof.
(c) GECC may terminate this Agreement if (i) NFS or NMHG defaults in the performance at any of its duties hereunder and fails to cure the same within 90 days after written notice thereof, or (ii) at any time GECC fails to own at least eighty percent (80%) of the issued and outstanding shares in any class of the capital stock of NFS.
Section 11.11 Survival. The indemnities contained in Article IX hereof shall survive any expiration or termination of this Agreement.
Section 11.12 Non-Exclusivity. Nothing herein shall be construed so as to restrict GECC from performing the same type or similar services to any other person or entity so long as such activities are consistent with Section 19 of the Shareholders Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and delivery this Agreement on the date first above written.

GENERAL ELECTRIC CAPITAL            NMHG FINANCIAL SERVICES, INC.
CORPORATION
BY:                            BY:
TITLE:                        TITLE:

NACCO MATERIALS HANDLING GROUP, INC.
BY:
TITLE:

EXHIBIT F
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED
TAX ALLOCATION AGREEMENT

THIS SECOND AMENDED AND RESTATED TAX ALLOCATION AGREEMENT, dated November 21, 2013 (“Agreement”), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”), and NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”).

BACKGROUND

NACCO Materials Handling Group, Inc. (“NMHG”) is in the business of manufacturing forklift trucks and other equipment, including without limitation, Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) which is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing for equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of NFS or as approved by the Board of Directors of NFS.
In conjunction therewith, NMHG and GECC have determined to amend and restate that certain Restated and Amended Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of NFS, including this Agreement.
Pursuant to the terms of the Second Amended and Restated Administrative Services Agreement, dated as of the date hereof between GECC and NFS (“Administrative Services Agreement”), GECC is responsible for the preparation of all federal, state and local tax returns of NFS and, in the case of state and local tax returns, may, but is not obligated, to consolidate or combine any such return of NFS with that of GECC and, possibly, certain affiliates of GECC (any such group being hereinafter collectively referred to as the “GECC Consolidated Group”).

As set forth herein, to the extent that any federal, state or local tax return of NFS is consolidated or combined with that of any GECC Consolidated Group, it is contemplated that NFS will from time to time pay to GECC the amount of any additional taxes that such GECC Consolidated Group may incur as a result of the inclusion of the results of the operations of NFS in such consolidated or combined return and, conversely, GECC will from time to time pay to NFS any tax savings that such GECC Consolidated Group may be entitled to as a result of the inclusion of the results of the operations of NFS in such consolidated or combined return;

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein below, the parties hereto hereby agree as follows:

1.    Tax Liabilities. To the extent that the inclusion of NFS’s income, deductions and credits (collectively, “Tax Items”) in a consolidated or combined tax return of any GECC Consolidated Group causes the amount of federal, state and local taxes which such GECC Consolidated Group is required to pay for any year to increase, NFS shall pay, for any such year, GECC an amount equal to the difference between:

(i)    The amount of federal, state or local tax which such GECC Consolidated Group owes with the inclusion of NFS’s Tax Items in such GECC Consolidated Group’s consolidated or combined return for such year; and

(ii)    The amount of federal, state or local tax which such GECC Consolidated Group would have owed were NFS’s Tax Items relating to such year excluded from the consolidated or combined return referred to in (i) above.

Any such payments shall be paid to GECC on or before the date which is one hundred and eighty (180) days after the date on which such tax payments (including, without limitation, any estimated tax payments) would have been due to the appropriate taxing authority if NFS had filed federal, state and local tax returns without consolidation or combination with such GECC Consolidated Group.

2.    Tax Savings. To the extent that NFS’s Tax Items are included in any GECC Consolidated Group’s consolidated or combined tax return, GECC shall pay to NFS an amount equal to the amount of any net reduction in the GECC Consolidated Group’s tax liability attributable to the inclusion of NFS’s Tax Items in such GECC Consolidated Group’s consolidated or combined tax return, with such reduction in tax to be calculated in accordance with the methodology described in Section 1 above. Any such payments shall be made by GECC on or before the date which one hundred and eighty (180) days after the date that any such net reduction or tax saving (collectively, “Tax Savings”) is realized by such GECC Consolidated Group. For the purposes of this Section 2, any such Tax Savings shall be considered to have been realized by the GECC Consolidated Group on the date on which any payment of tax (including, without limitation, any estimated tax payments) is required to be made, or would otherwise have been due, to the appropriate taxing authority were NFS’s Tax Items not included in the consolidated or combined return of such GECC Consolidated Group.

3.    Tax Adjustments. (a) If any adjustment (that results in a final determination of tax liability or overpayment) is made by any taxing authority to the tax return of any consolidated or combined group of which GECC and NFS are members and such adjustment would have required a higher payment by NFS under Section 1 above or a lower payment by GECC under Section 2 above, then NFS shall pay to GECC an appropriate supplemental amount to reflect the impact on NFS of such final determination of tax liability or overpayment, plus interest thereon and any penalties with respect thereto, which such taxing authority may charge with respect thereto. (b) Conversely, if any adjustment (that results in a final determination of tax liability or overpayment) is made by a taxing authority to any tax return of any consolidated or combined group of which GECC and NFS are members and such adjustment would have required a lower payment by NFS under Section 1 above or a higher payment by GECC under Section 2 above, then GECC shall pay to NFS an appropriate supplemental amount to reflect the impact on NFS of such final determination of tax liability or overpayment, plus interest thereon in an amount equal to the aggregate amount of interest that would have been paid by the Internal Revenue Service were such reduction in tax to be determined in connection with the filing by NFS of a separate federal tax return. Alternatively, for non-federal tax filings, interest in the previous sentence shall be determined to mean the incremental interest benefit computed as a result of the inclusion of the NFS’s Tax Items in any consolidated or combined non-federal return. In the case of non-federal tax filings, both GECC and NFS will work together to determine the incremental interest benefit stated in the previous sentence using generally accepted methods. If, as a result of the complexity of the calculation, there is a dispute as to the benefit, both GECC and NFS will agree on a nationally recognized accounting firm to determine said incremental interest benefit. (c) Any supplemental payment required by this Section 3, whether by NFS or by GECC, shall be made no later than one hundred and eighty (180) days after the date on which payments are made to, or refunds or credits are received from, the appropriate taxing authority.

4.    Method of Calculation. Anything in this Agreement to the contrary notwithstanding, any tax matters that are required or permitted by applicable law to be determined on a consolidated or combined basis shall be determined on the basis of the applicable GECC Consolidated Group position for purposes of the computation of any payment due from or to NFS under Section 1, 2, or 3 above.

5.    Contests. In connection with any proposed adjustment to any consolidated or combined tax return which includes NFS and GECC as members thereof, GECC agrees to exercise in good faith its best efforts to minimize the tax liability of NFS; provided, however, that any decision to contest or otherwise oppose any such adjustment shall be controlled solely by the Tax Counsel of the parent company of the applicable GECC Consolidated Group on the basis of what is reasonable, proper and consistent with the overall tax interests of such GECC Consolidated Group.

6.    Further Cooperation. The parties hereto agree to take such further action and to execute such further documents or instruments which may be necessary or appropriate to complete or give effect to the transactions contemplated hereby.

7.    Jurisdiction and Arbitration. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by the minority shareholder of NFS and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

8.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute and be one and the same instrument.

10.    Duration. This Agreement shall terminate upon any expiration or termination of the Second Amended and Restated Joint Venture and Shareholders Agreement between GECC and NMHG dated as of the date hereof, provided, however, that the provisions of Sections 1, 2, 3 and 4 shall survive any such termination with respect to taxes for any period prior to such termination.

11.    Prior Agreement. This Agreement shall supersede and replace the Original Tax Agreement from and after the date hereof; provided however, that Section 3 of the Original Tax Agreement shall remain operative with respect to all applicable taxable years or periods which precede the date of this Agreement.

12.    Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and shall, except as provided in Section 11 above, supersede all prior understandings (whether written, verbal or implied) with respect thereto. Neither this Agreement nor an of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such changes is sought.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement on the date first above written.

GENERAL ELECTRIC CAPITAL            NMHG FINANCIAL SERVICES, INC.
CORPORATION
BY:                            BY:
TITLE:                        TITLE:

EXHIBIT G
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

FOURTH AMENDED AND RESTATED
REMARKETING SERVICES AGREEMENT

THIS FOURTH AMENDED AND RESTATED REMARKETING SERVICES AGREEMENT (this “Agreement”), dated as of November ___, 2013 (the “Restatement Effective Date”), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”), NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“NMHG”) and NMHG FINANCIAL SERVICES, INC., a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“NFS”).
BACKGROUND
NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, both Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing on equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of the Corporation or as approved by the Corporation’s Board of Directors.
In conjunction therewith, NMHG, GECC and NFS have determined to amend and restate that certain Amended and Restated Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time (to be amended, restated, modified, supplemented and extended from time to time, including that certain Second Amended and Restated Joint Venture and Shareholders Agreement dated as the date hereof, the “Shareholder’s Agreement”) and certain of the ancillary agreements related to the operation of NFS, including without limitation, that certain Remarketing and Services Agreement dated as of November 8, 1989, as restated and amended by Restated and Amended Remarketing Services Agreement dated October 21, 1998, Second Restated and Amended Remarketing Services Agreement dated November 23, 2005 and Third Restated and Amended Remarketing Services Agreement dated July 1, 2008 (as further amended the “Original Remarketing Agreement”). Therefore, this Fourth Amended and Restated Remarketing Services Agreement amends and restates the Original Remarketing Agreement and sets forth the terms and conditions on which NMHG will continue to provide Remarketing Services for the Equipment.
NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.
Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings, and all capitalized terms not defined herein shall have the same meanings as contained in the Shareholder’s

Agreement.

(a)“Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by, or under common control with, such Person.

(b)“Anti-Money Laundering Laws and Regulations” means federal and state anti-money laundering laws and regulations, including, but not limited to, 18 U.S.C. Sections 1956 and 1957 and Cash Transaction Reporting Requirements.

(c)“Applicable Laws” shall mean all federal, state and local statutes, ordinances, laws, rules and regulations, and executive orders, and all injunctions and orders of any court or other governmental body applicable to the Remarketing Services being provided hereunder, including but not limited to, the uniform commercial code as amended and as in effect in the applicable state, Anti-Money Laundering Laws and Regulations, OFAC Laws and Regulations, Export Controls and customs laws and regulations, health and safety laws and regulations and Environmental Laws.

(d)“Business Day” shall mean and include any calendar day other than a Saturday, Sunday or other day on which the commercial banks in New York, New York are authorized or required to be closed.

(e)“Cash Transaction Reporting Requirements” means federal and state requirements to report cash transactions, including 26 U.S.C. Section 6050I and 31 U.S.C. Section 5331 and their implementing regulations.

(f)“Casualty” shall mean, with respect to any Equipment, the loss, theft, condemnation, or destruction of, or irreparable damage to, such Equipment.

(g)“Default” shall mean the occurrence, under any Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction, of any event or events which upon occurrence (subject to any required notice requirement and opportunity to cure) allow NFS to exercise its remedies under such Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction.

(h)“Defaulted Lease Transaction” shall mean any Lease Transaction subject to a Default.

(i)“Defaulted Lease Finance Transaction” shall mean any Lease Finance Transaction subject to a Default.

(j)“Defaulted Loan Transaction” shall mean any Loan Transaction subject to a Default.

(k)“Defaulted Re-lease Transaction” shall mean any Re-lease Transaction subject to a Default.

(l)“Defaulted Transaction” shall mean any Defaulted Lease Transaction, Defaulted Lease Finance Transaction, Defaulted Loan Transaction or Defaulted Re-lease Transaction.

(m)“Displaced Lease Finance Transaction” shall mean a Lease Finance Transaction where either NMHG, the Dealer or the applicable Customer has a stated fixed price purchase option at the end of the term of such Lease Finance Transaction, but fails to exercise that option.

(n)“Disposition” shall mean the consummation (on or after the Effective Date) of a sale (determined as of the corresponding Sale Date) or Re-lease Transaction (determined as of the corresponding Re-lease Date) of Equipment pursuant to this Agreement as reflected in the GE Portfolio Management System. A Disposition must include all MTM Renewal revenue.

(o)“Effective Date” shall mean January 1, 2008.

(p)“Equipment” shall mean and include any NMHG Equipment, Allied Equipment or Strategic Equipment that is subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction.

(q)“Environmental Laws” shall mean all applicable federal, state and local environmental and hazardous waste laws and regulations, including, without limitation, laws and regulations relating to the management, transportation and disposal of wastes and hazardous materials.

(r)“Export Controls” means export laws, regulations, and controls administered by the Bureau of Industry and Security including, but not limited to, the Export Administration Regulations.

(s)“Expiration Date” shall mean, with respect to any Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction, the originally scheduled expiration of such Lease Transaction, Lease Finance Transaction, Loan Transaction or, as applicable, Re-Lease Transaction.

(t)“Exclusive Period” shall mean, with respect to any unit of Equipment, a period of one hundred and eighty (180) days from the date that such unit is made available for sale to NMHG under this Agreement following the expiration or termination of any Lease Transaction or Re-Lease Transaction or (if expiration or termination due to a Default) a Lease Finance Transaction or Loan Transaction.

(u)“GE Portfolio Management System” shall mean, the system utilized by GECC on behalf of NFS to record and track financial, accounting, tax and other data and activities arising out of or otherwise relating to the portfolio of financial transactions originated or otherwise acquired by NFS; and “GE Remarketing Management System” shall mean, a system to be operationalized and utilized by GECC on behalf of NFS to (among other things) record and track remarketing data and activities of Remarking Services Inventory, and for NMHG to systematically submit to NFS requests for review and receive decisions by NFS, of bids for the Disposition of Equipment pursuant to the provisions set forth in Section 2.8(a) hereof.

(v)“Lease Transaction” shall mean any lease of Equipment where NFS is the lessor (whether directly or as assignee) and is accounting for such lease as a true lease for federal income tax purposes.

(w)“Lease Finance Transaction” shall mean any lease of Equipment where NFS is the lessor (whether directly or as assignee) and is not accounting for such lease as a true lease for federal income tax purposes and for avoidance of doubt, shall include, but not be limited to any nominal purchase option transactions and any transactions where NMHG or any Dealer has guaranteed to purchase the Equipment at the end of the term or has an option to do so for an amount less than the Equipment’s then fair market value.

(x)“Lease Documentation” shall mean and include all documentation evidencing either a Lease Transaction, a Re-lease Transaction, or a Lease Finance Transaction.

(y)“Legally Available” shall mean with respect to Equipment subject to a Defaulted Transaction: (i) NFS’s physical possession of the Equipment, or (ii) a writ of replevin, order, seizure or the equivalent with respect to the Equipment or against the Customer has been issued to NFS, or (iii) the Customer has agreed to surrender voluntarily and peacefully to NFS (or NFS’s designee) possession of the Equipment.

(z)“Loan Documentation” shall mean and include all documentation evidencing a Loan Transaction.

(aa)“Loan Transaction” shall mean any financing of Equipment where NFS is the lender and secured party of the Equipment (whether directly or as assignee) and the applicable Customer is the borrower and owner of the Equipment.

(ab)“Minimum Authorized Disposition Price” shall mean, with respect to any item of Equipment, an amount not to be less than the approved threshold amounts set forth in the Remarketing Approval Guidelines delegated by Senior Risk Management of NFS to Remarketing Managers or Remarketing Representatives of NMHG, which are set forth in Annex A attached hereto and subject to change by Senior Risk Management of NFS from time to time that will be communicated by NFS to NMHG in writing and effective as of the date of such written communication.

(ac)“Minimum Return Condition” shall mean, with respect to any Equipment, the minimum condition in which such Equipment must be returned according to the provisions of the related Lease Documentation.

(ad)“OFAC” shall mean the Department of the Treasury, Office of Foreign Assets Control.

(ae)“OFAC Laws and Regulations” shall mean any authorizing statute, enabling legislation, executive order and/or regulation administered by OFAC, including economic and trade sanctions on certain countries and governments and on specially-designated persons and entities.

(af)“OFAC List” shall mean the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and/or on any other similar list maintained by OFAC pursuant to any OFAC Laws and Regulations; the Annex to Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders; a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 (“Cuban Designated Nationals”); and any subsequent or similar list of persons or entities with whom transactions or dealings are restricted.

(ag)“Person” shall mean and include any individual corporation, partnership, trust, association, or other entity of any kind whatsoever (including, without limitation, governmental entities).

(ah)“Reimbursable Repair Amounts” shall have the meaning given to that term in Section 2.4 of this Agreement.

(ai)“Re-lease Date” shall mean the corresponding commencement date of a Re--lease Transaction.

(aj)“Re-lease Transaction” shall mean and include, with respect to any Lease Transaction, any agreed upon fixed term extension or renewal of such Lease Transaction with the existing Customer or any other written lease of the Equipment by NFS as lessor (with either the existing Customer or any third party lessee or borrower) following the expiration or termination of such Lease Transaction. A Re-lease Transaction does not include any MTM Renewal.

(ak)“Remarketing Services” shall have the meaning provided in Section 2.1 of this Agreement.

(al)“Remarketing Services Inventory” shall mean at any given time, the inventory of all Equipment for which Remarketing Services are then being provided.

(am)“Required Repairs” shall have the meaning provided in Section 2.3(a) of this Agreement.

(an)“Syndicated Transaction” shall mean a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction which is sold by NFS to a third party purchaser.

(ao)“Termination Date” shall mean, with respect to any Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction that is terminated prior to its Expiration Date, the date on which such Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction is terminated.

(ap)“Type” shall mean, with respect to NMHG monthly reporting, the structure for the financial instrument used by the Customer. (FMV, GPO, FPO, etc).

1.2.     Generally. The definitions contained in this Agreement shall be equally applicable to the singular and plural forms of the terms defined herein.

ARTICLE II
REMARKETING SERVICES

2.1     Appointment.

(a)    Except as otherwise provided below, for all Equipment (other than Equipment subject to a Syndicated Transaction) leased or otherwise financed by NFS under any Lease Transaction, Re-lease Transaction, Loan Transaction or Lease Finance Transaction (including any Defaulted Transaction), NFS hereby appoints NMHG as its remarketing supplier to provide, and NMHG hereby agrees to provide, Remarketing Services (as defined below) to NFS in connection with such Equipment. Such appointment shall be on an exclusive basis with respect to all such Equipment (other than Equipment subject to a Syndicated Transaction), for the Exclusive Period.

(b)    As used in this Agreement, the phrase “Remarketing Services” shall mean and include (i) providing remarketing activity information under Section 2.2 below, (ii) providing inspection and abuse billing services under Section 2.3 below, (iii) providing repair services under Section 2.4 below, (iv) storing the Equipment in accordance with Section 2.5 below, (v) assisting in arranging for insurance coverage on the Equipment while in storage in accordance with Section 2.6 below, (vi) providing information concerning the estimated fair market value and/or fair market rental value of the Equipment in accordance with Section 2.7 below, and (vii) using best efforts to assist NFS in the sale or re-lease of the Equipment as provided in Section 2.8 below. In addition to the Remarketing Services set forth in the preceding sentence, NMHG shall, on behalf of NFS, bill for the Disposition of Equipment subject to a sale by generating invoices from NFS’s business system with invoicing capability (with all proceeds to be sent directly to the lockbox established by NFS for such purposes, or to such other location as NFS may specify in writing) and upon NFS’s request after NFS’s attempt to collect for unpaid proceeds, assume ongoing collection efforts for such unpaid proceeds. All proceeds from any Disposition subject to a Re-lease Transaction shall be billed and collected directly by NFS or by GECC on behalf of NFS. Nonetheless, if NMHG directly receives any proceeds from any Disposition, such proceeds shall be remitted to NFS within five (5) Business Days of receipt. Notwithstanding anything in this Section 2.1 or elsewhere in this Agreement to the contrary, NFS and NMHG agree that any remarketing services and any payments for such services relating to any Syndicated Transaction will be addressed outside of this Agreement by either NFS and/or NMHG entering into a separate remarketing agreement with the corresponding third party purchaser of such transaction, containing such terms as the parties thereto may from time to time agree upon.

2.2     Remarketing Activity.

(a)    Remarketing Activity Tracking. NMHG shall enter accurate and complete information in a timely manner into NFS’s remarketing system to enable reliable and consistent weekly reporting of the Remarketing Services Inventory, which information shall include but not limited to: (i) Equipment status (e.g., Equipment receipt data, date that such Equipment is available for sale, and Sale Date); (ii) Equipment location and condition, to the extent not previously provided pursuant to Section 2.3 below); and (iii) listing of Equipment on NFS’s Asset Seller Website.

(b)    Audits and Inspections by NFS. During the performance of Remarketing Services and other obligations hereunder by NMHG and/or its Dealers, NFS may at all reasonable times, after giving NMHG and/or its Dealers reasonable prior written notice thereof, inspect and audit any Equipment, any Remarketing Services and others obligations being performed by NMHG and/or its Dealers hereunder, and such system, books and records of NMHG and/or its Dealers as are directly relevant to any Equipment or related Remarketing Services, in each case by physical audits and inspections, site visits, via online and/or other inspection and audit processes and methods, as NFS may deem appropriate.

2.3     Equipment Inspection and Abuse Billing Services.

(a)    Upon the expiration or termination of any Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction, NMHG shall cause the Dealer to inspect, at the Dealer’s sole costs and expense, the Equipment leased thereunder and provide NFS with a written report describing in reasonable detail any maintenance or repairs that are necessary to put such Equipment into its Minimum Return Condition (“Required Repairs”), to include a representative selection of photos as directed by the NMHG remarketing team, and upon NFS’s request, the estimated cost of such Required Repairs and the amount of any corresponding excess usage charges payable by the Customer in connection with the Equipment. NMHG remarketing team, upon evaluating the inspection reports of returned units, will direct the Customer and Dealer regarding what repairs and/or overtime or abuse billings will be required. From time to time NMHG and/or NFS may agree to utilize independent third parties other than Dealers to inspect the Equipment and report on Required Repairs. The cost of any such inspections shall be for the account of and payable by NFS. NMHG shall, on behalf of NFS bill the Customer for, and use commercially reasonable efforts to collect from the Customer, the estimated cost of any such Required Repairs and (as the case may be) excess usage charges using he NFS business system. NMHG may also recommend any other maintenance or repairs which NMHG may deem to be advisable in connection with readying the Equipment for a Disposition and shall estimate the cost of such maintenance or repairs.

(b)    In addition, if and when requested by NFS, NMHG shall audit and inspect any Equipment on behalf of NFS during the term of the related Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction. In connection therewith, NMHG shall report in writing to NFS (i) whether all Equipment is located at the equipment location specified in the related Lease Documentation or Loan Documentation and (ii) as to any Required Repairs. If there are any Required Repairs, NMHG will, on behalf of NFS, use commercially reasonable efforts to cause the Customer to perform the same as soon as possible. NMHG and NFS shall from time to time agree upon a reasonable fee and cost reimbursement that NMHG would receive in connection with any services provided under this Section 2.3(b).

(c)    For each Defaulted Transaction, NFS shall be responsible for making the Equipment Legally Available to NMHG. (d) In connection with the delivery of the Remarketing Services under this Agreement, NMHG shall comply in all material respects, and shall use commercially reasonable efforts to cause all persons engaged by NMHG to provide Remarketing Services hereunder, to comply in all material respects with all Environmental Laws.

2.4     Repair Services. If and only if requested by NFS, NMHG shall perform, or cause to be performed, any Required Repairs and other maintenance repairs that may be advisable to ready such Equipment for Disposition. With respect to any such maintenance or repairs that are performed by NMHG itself, NFS shall reimburse NMHG for its actual costs (parts and labor) incurred in connection with such maintenance or repairs. Any maintenance or repairs that are performed by a Person other than NMHG shall require the prior consent of NFS and, if consented to by NFS, NFS shall reimburse NMHG for the amount of any invoice provided by such other Person. Any amounts required to be paid or reimbursed by NFS under this Section 2.4 with respect to an item of Equipment shall be deemed “Reimbursable Repair Amounts”.

2.5     Storage.

(a)    NMHG or its delegate shall, at NMHG’s sole cost and expense (unless otherwise agreed to between NMHG and NFS for situations where the Customer returns more than 20 units of Equipment at once to a single location), store any Equipment that is returned to NFS following the expiration or termination of the related Lease Transaction, Lease Finance Transaction or Re-lease Transaction, (including any Defaulted Transaction where NFS has made the Equipment Legally Available). All such Equipment shall be (i) stored in a secure and commercially reasonable manner (ii) available for inspection and testing by NFS, its agents and employees, any prospective purchaser and any prospective lessee during regular business hours, and (iii) kept free and clear of all liens, claims and encumbrances arising by, through or under NMHG or its delegate.

(b)    During such storage, all risk of loss or damage to the Equipment shall be borne by NFS, except that NMHG shall be solely responsible for (i) any loss or damage to the Equipment that may be caused by any failure by NMHG or its delegate to use reasonable care as custodian of such Equipment, and (ii) any liens, claims and/or encumbrances on the Equipment arising by, through or under NMHG or its delegate. If and when NMHG makes payment in full to NFS for any claim that NFS may have against NMHG’s delegate, NMHG shall automatically be subrogated to NFS’s claim against such delegate and NFS will transfer and assign all its right, title and interest in such claim to NMHG on an “AS IS, WHERE IS” basis without recourse or warranty of any kind whatsoever, express or implied, by NFS.

2.6     Insurance Coverage. If and only if requested by NFS, NMHG shall assist NFS in obtaining casualty insurance and/or liability insurance with respect to any Equipment while in storage under Section 2.5 hereinabove. The premiums on such insurance shall be borne solely by NFS.

2.7     Valuation Estimates. From time to time, upon any request of NFS, NMHG shall (or cause its Dealers to), at its or Dealer’s own cost and expense, provide NFS with estimates of the fair market value and/or fair rental value of the Equipment in the Remarketing Services Inventory.

2.8     Re-lease and Remarketing Sales.

(a)    Re-lease and Remarketing Sales. Upon the expiration, termination or Default (provided NFS has made the Equipment Legally Available) of any Lease Transaction, Displaced Lease Finance Transaction, Defaulted Lease Finance Transaction, Defaulted Loan Transaction or Re-lease Transaction, NMHG shall, at its sole cost and expense, use its best efforts to arrange on behalf of NFS for the Disposition of all such Equipment at the best possible price or rental that is obtainable in an effort to, as the case may be, maximize to the greatest extent possible the profit of NFS in connection therewith. In this regard, NMHG shall solicit bids for the Disposition of the Equipment, as a unit or in parcels, and shall (but only to the extent when the GE Remarketing Management System has been operationalized and activated with functionalities reasonably satisfactory to NMHG): (i) proceed with the Disposition if the Gross Sale Proceeds or Gross Re-lease Proceeds of any such Disposition is equal to or exceeds the Minimum Authorized Disposition Price, in each case subject to the other provisions of this Section 2.8; or (ii) notify NFS promptly upon receipt of such bid (and not accept or commit to accept such bid) if the Gross Sale Proceeds or Gross Re-lease Proceeds of any such Disposition is less than the Minimum Authorized Disposition Price, and anything in the foregoing to the contrary notwithstanding, NFS may accept or reject any such bid within its sole discretion (subject only to any rights or options given to a Customer under such Customer’s Lease Documentation or Loan Documentation); and if NFS rejects any such bid, NMHG shall continue to use its best efforts to arrange for the Disposition of the Equipment as hereinabove provided. For each Disposition, (1) NFS shall have the right to terminate any further business relationship with a Dealer if such Dealer is in payment default to NFS and such default shall remain uncured to NFS’s satisfaction for more than ninety (90) days; (2) NFS shall execute any sale or lease documentation on its own behalf. UNLESS OTHERWISE SPECIFIED BY NFS, ANY DISPOSITION OF THE EQUIPMENT SHALL BE ON AN “AS IS, WHERE IS” BASIS WITHOUT RECOURSE OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, BY NFS; and (3) if the Disposition is to a purchaser that is not then a Dealer of NMHG, such Disposition must be paid in immediately available funds at the time of sale and NMHG may not offer any payment terms to such purchaser without the prior written approval of NFS.

(b)    No Sale of System to OFAC-Sanctioned Countries or Persons on the OFAC List. NMHG shall not directly or indirectly sell any Equipment to or receive payments or remittances for any Equipment from any person or entity that is an OFAC-sanctioned country, government, national, or resident or any person or entity that is listed, or that owns a controlling interest in or is otherwise controlled by a person or entity that is listed, on the OFAC List.

(c)    No Sale of System in Violation of Applicable Law or Where Suspicions of Money Laundering. As between NFS and NMHG, NMHG shall not accept any offer for any Equipment, re-lease or sell any Equipment, or accept any remittance for any Equipment if NMHG knows, suspects or has reason to suspect that such re-lease or sale may involve the proceeds of criminal activity, that such remittance may be intended to avoid Currency Transaction Reporting Requirements, and/or that such re-lease or sale or remittance may otherwise violate any Applicable Law.

(d)    Export Licenses. As between NFS and NMHG, NMHG is solely responsible for complying with Export Controls for sales of each Equipment, including obtaining any appropriate export licenses for any Equipment that will be exported directly or indirectly by NMHG, and for ensuring that appropriate export licenses will be obtained for any Equipment that NMHG knows or has reason to know will be exported by any purchaser.

(e)    Equipment Integrity. NMHG shall not misrepresent, mislabel, misappropriate, and/or mischaracterize the functionality, capability, certificate of authority, or licensing rights associated with any piece of any Equipment and any related component, peripheral, attachment, accessory, or option, whether reconfigured or not.

ARTICLE III
REMARKETING COMMISSION

3.1    Disposition and Remarketing Commission Reports. NFS will (a) by the fifth (5th) Business Day of each month, obtain a report from NMHG identifying each Disposition from the Existing Portfolio or provide a report to NMHG identifying each Disposition from the New Portfolio, that is eligible for a Remarketing Commission that had a Sale Date or Re-Lease Date in the prior month; and (b) pay NMHG such aggregated monthly Remarketing Commission within the timeframe specified in Annex B to this Agreement.

3.2    Remarketing Commission. Subject to other applicable provisions of this Agreement, for Qualifying Dispositions of Equipment subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction from the Existing Portfolio or New Portfolio (as applicable), as compensation for providing the Remarketing Services to NFS, NMHG shall be entitled to, upon the Disposition of any such unit of Equipment (other than Equipment subject to a Syndicated Transaction), the applicable Remarketing Commission equal to the applicable percentage listed in Annex B of the Gross Sales or (as applicable) Gross Re-lease Revenue earned from such Dispositions.

3.3    Residual Realization Review Triggers.

(a)    Each of the following events shall constitute a “Residual Realization Review Trigger”: (i) Any Monthly Residual Realization Calculation or YTD Residual Realization Calculation (as the case may be) or calculation of an Annual Residual Realization indicating an Annual Residual Realization Percentage for such period below 105%; or (ii) the Booked Residuals for all Remarketing Services Inventory that has been in inventory for 120 days or more exceeds 25% of the total Booked Residuals for all Remarketing Services Inventory then in inventory.

(b)    Upon the occurrence of a Residual Realization Review Trigger, NFS or NMHG can require that a meeting take place between representatives of the parties designated by NFS Board of Directors to provide their respective input. Such meeting may be held in person or by phone, but must take place within 15 days of the request being made by NFS or NMHG (unless NFS and NMHG agree to an extension of such time).

(c)    The purpose of such a meeting will be to determine what (if any) action needs to be taken to address the potential adverse impact on anticipated residual realizations given the occurrence of a Residual Realization Review Trigger.

(d)    If the parties are unable to mutually agree upon the implementation of measures designed to preserve the anticipated residual realizations, each party reserves the right, upon 90-day advance written notice to the other party, to terminate this Agreement and in such event NFS may contract with GECC, an affiliate of GECC, or a third party otherwise acceptable to NFS, to provide remarketing support for the Equipment,

ARTICLE IV
NATURE OF AGREEMENT AND TERM

4.1    Scope of Authority. Except as expressly authorized hereunder or otherwise agreed in writing between the parties, NMHG agrees and understands that it shall have no power or authority to bind NFS in any way hereunder or to take any action contrary to those actions expressly authorized hereunder, or make representations, promises, agreements or commitments for or on behalf of NFS.

4.2    Nature of Agreement. This Agreement is a service contract only. It is expressly understood and agreed that at no time will this Agreement be deemed to create any partnership or other relationship between NMHG and NFS other than that of NMHG acting as an independent contractor and limited representative for NFS as set forth herein. No universal or general power of agency or attorney has been created hereunder. Except as otherwise expressly permitted by Section 2.4 and Section 2.5 of this Agreement or as authorized in writing by NFS, in no event shall the NMHG delegate any of its duties under this Agreement to any other party.

4.3    Limited Exclusive Relationship. Except to the extent otherwise provided in this Agreement, the relationship set forth herein is non-exclusive. NMHG’s customers shall have the option to purchase or lease the Equipment from NFS or not. There shall be no restriction on NFS’s or NMHG’s independent business judgment, including but not limited to decisions regarding selection of prospective purchasers or lessees, pricing, marketing or credit decisions. After the Exclusive Period for any Equipment, NFS reserves the right to sell or lease such Equipment to any purchaser or lessee found by NFS or by any other remarketing agent used by NFS.

4.4    Term. Subject to earlier termination under Section 3.3(d) above and Section 4.5 below, the term of this Agreement shall be co-terminous with the term of the Shareholder’s Agreement. Notwithstanding any expiration or termination of this Agreement (except for a termination under Section 3.3(d) above and Section 4.5 below), the rights and obligations of the parties under this Agreement shall survive such expiration or termination as to all Equipment under Lease Transactions, Lease Finance Transactions, Loan Transactions or Re-lease Transactions at the time of such expiration or termination, including without limitation, NMHG’s right to receive all Remarketing Commission earned by it prior to such expiration or termination.

4.5     Non-Performance. Either party shall have the right to terminate this Agreement at any time after 30 days prior written notice to the other party if the other party (or in the case of NMHG, its Dealer) (i) materially fails to perform any services in the time and manner required hereunder or (ii) otherwise is in material default under this Agreement and has not cured the failure to perform or material default within such 30 day notice period. Notwithstanding any other provisions of this Agreement that may be to the contrary, upon any such termination pursuant to the preceding sentence, neither party shall have any further rights or obligations under this Agreement as to any Equipment (regardless of whether the same is under a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-lease Transaction at the time of such termination).

4.6.     Books and Records. By its signature below, GECC acknowledges that the services it is providing to NFS under this Agreement shall be deemed part of the services being provided to NFS by GECC under the Administrative Services Agreement. GECC acknowledges that it will maintain books and records on the activities it undertakes for NFS under this Agreement and permit access to such books and records for inspection and examination by NFS and NMHG and their respective representatives and/or accountants during normal business hours, all as specified in Article V-A of the Administrative Services Agreement.

4.7    Title to Equipment. Title to and ownership of any Equipment by NFS shall not be modified by this Agreement. NMHG acknowledges that it has no right, title or interest in or to the Equipment or the proceeds of any sale, lease or other disposition thereof. The Equipment is delivered to NMHG on consignment only. NMHG agrees, upon NFS’s request, to execute, and to cause any of its delegates to execute, any financing statements, notice to creditors or other instrument deemed by NFS to be necessary or expedient for filing, recording or otherwise protecting the interest of NFS in the Equipment or its proceeds.

4.8    Waiver of Liens. To the extent that NMHG may have a statutory, common law or other right or interest in or lien upon any of the Equipment or its proceeds for storage, labor, maintenance, repair or otherwise, it hereby releases and waives such right, interest or lien and agrees to look only to its rights as a general, unsecured creditor of NFS for compensation for performing the services provided under this Agreement, and not to the Equipment or its proceeds.

ARTICLE V
INDEMNIFICATION AND GENERAL PROVISIONS

5.1    Indemnification. The provisions of Article VIII of the Administrative Services Agreement shall apply to this Agreement, mutatis mutandis, as if fully set forth herein.

5.2    General Provisions. The provisions of Article X of the Administrative Services Agreement shall apply to this

Agreement, mutatis mutandis, as if fully set forth herein.

ARTICLE VI
RESTATEMENT AND AMENDMENT

6.1    On the Restatement Effective Date, the Original Remarketing Agreement shall be amended and restated in its entirety by this Agreement and the Original Remarketing Agreement shall thereafter be of no further force and effect except to evidence (i) the representations and warranties of the parties hereto prior to the Restatement Effective Date and (ii) any action or omission performed or required to be performed pursuant to such Original Remarketing Agreement prior to the Restatement Effective Date. The restatements and amendments set forth herein shall not cure any breach thereof existing prior to the Restatement Effective Date.

6.2    The restatements and amendments set forth herein are limited as written and are not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other related transaction document, all terms and conditions of the related transaction documents remain in full force and effect unless otherwise specifically amended hereby or by means of any other related transaction document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NMHG FINANCIAL SERVICES, INC.             NACCO MATERIALS HANDLING
GROUP, INC.

BY:                             BY:

TITLE:                             TITLE:

Agreed and acknowledged solely with respect to Section 4.6 of the Agreement:

GENERAL ELECTRIC CAPITAL CORPORATION

BY:

TITLE:

ANNEX A
TO
FOURTTH AMENDED AND RESTATED
REMARKETING SERVICES AGREEMENT

Remarketing Approval Guidelines
delegated by
Senior Risk Management of NMHG Financial Services, Inc. (“NFS”)
to
Remarketing Managers or Remarketing Representatives of
NACCO Materials Handling Group, Inc. (“NMHG”) as indicated herein

NOTE: The threshold amounts set forth below are: (i) on a per unit of Equipment basis, (ii) guidelines only, and (iii) subject to change by Senior Risk Management of NFS from time to time that will be communicated by NFS to NMHG in writing and effective as of the date of such written communication.

	Remarketing Manager of NMHG	Remarketing Representative of NMHG

*Financial Loss on Disposition:	$2,500	$500

**FMV Realization (Authority to sell below FMV):	No less than 80% of NFS Valuation Department’s Approved FMV	No less than 90% of NFS Valuation Department’s Approved FMV

* Financial Loss on Disposition of Equipment subject to any Lease Transaction, Re-lease Transaction, Loan Transaction or Lease Finance Transaction (including any Defaulted Transaction) shall mean the Net Book Value of such transaction (as defined below).

** If FMV information is not then available from NFS, the Remarketing Manager and Remarketing Representative of NMHG shall follow the threshold amounts set forth above for “Financial Loss on Disposition”.

For the purpose hereof, “Net Book Value” of any Lease Transaction, Re-lease Transaction, Loan Transaction or Lease Finance Transaction (including any Defaulted Transaction) means the value of such transaction, as reflected on NFS’s books and records, calculated on the basis of: (i) all accrued and unpaid sums due under such transaction; plus (ii) all future payments due during the remainder of the term of such Transaction, with each such payment discounted to its present value from the due date thereof to the date of payment of the Net Book Value at the interest rate applicable to such transaction; plus (iii) an amount equal to the residual value of the Equipment assumed by NFS, discounted to its present value from the due date thereof to the date of payment of the Net Book Value at the interest rate applicable to such transaction plus (iv) all unpaid or accrued property taxes, insurance premiums and other amounts due under such transaction; plus (v) all out of pocket expenses (including outside counsel’s legal fees), if any, incurred by NFS prior to receipt of the Net Book Value.

ANNEX B

Certain Provisions and Definitions Relating to Remarketing Commission for
Dispositions of Equipment from Existing Portfolio and New Portfolio

Commencing on the Effective Date and ending on December 31st of that same calendar year, and commencing on the first day of each calendar year thereafter and ending on the following December 31st, NFS will for accounting purposes establish an Annual Disposition Pool for all Qualifying Dispositions taking place in that calendar year (or portion thereof), and the following provisions shall apply respectively to Qualifying Dispositions of Equipment from the Existing Portfolio or the New Portfolio (as the case may be), and solely by way of illustration of such provisions and not by way of limitation, the examples set forth in the Existing Portfolio Illustration Table and the New Portfolio Illustration Table are examples (“Examples”) of the application of such provisions in conjunction with the calculation or matter described in such provisions, and the parties agree that such illustration is based solely on the facts and assumptions contained in the Examples and, in the event of any conflict between the following provisions and the Examples, the following provisions shall be controlling:

EXISTING PORTFOLIO: For Qualifying Dispositions of Equipment from the Existing Portfolio, the following provisions shall apply:

Remarketing Commission:	3% Gross Sales or (as applicable) Gross Re-lease Revenue.

Residual Sharing:
If the Monthly Residual Realization Calculation indicates that for all Qualifying Dispositions taking place in that calendar month, the Annual Residual Realization Sharing Threshold or the Annual Residual Realization Secondary Sharing Threshold (as the case may be):
has been met, NFS will (subject to the year-end true-up process described in subsection (d) below) advance to NMHG within 15 days after the end of such calendar month, the amount (if any) of NMHG’s Monthly Residual Sharing Allocation or NMHG’s Monthly Secondary Residual Sharing Allocation, as the case may be; or
has not been met, no residual sharing payment will have been earned by NMHG or be made to NMHG for such month.

If the calculation of the Annual Residual Realization indicates that the amount of any advances made during the eleven calendar months of the same calendar year exceeds the amount otherwise payable by NFS based upon its year end calculation of the Annual Residual Realization, the amount of such overpayment will be refunded to NFS within 15 days after the end of such year end.

NEW PORTFOLIO: For Qualifying Dispositions of Equipment from the New Portfolio, the following provisions shall apply:

Remarketing Commission (Percentage of Gross Sales or (as applicable) Gross Re-lease Revenue):	if the YTD Residual Realization Calculation for such calendar month is:		then Remarketing Commission Percentage shall be:
	Below Tier 1 Target Month:	< 109.9%	No Commission:	0.0%
	Above Tier 1 Target Month:	> 109.9% but < 123%	Tier 1 Commission:	1.5%
	Above Tier 2 Target Month:	> 123%	Tier 2 Commission:	3.0% (without duplication of above)

Remarketing Commission True-Up Process:
Refund Payment to NFS. If the YTD Residual Realization Calculation for a calendar month following the first Above Tier 1 Target Month shall not have exceeded 109.9%, all advances of Tier 1 Commission previously made to NMHG will be refunded by NMHG to NFS within 15 days after NFS requests such a refund, and if the YTD Residual Realization Calculation for a calendar month following the first Above Tier 2 Target Month shall not have exceeded 123%, all advances of Tier 2 Commission previously made to NMHG will be refunded by NMHG to NFS within 15 days after NFS requests such a refund (each called a “Refund Month”).

Refund Reversal to NMHG. If the YTD Residual Realization Calculation for a calendar month succeeding a Refund Month shall have exceeded 109.9%, the refund of Tier 1 Commission made by NMHG to NFS for such Refund Month shall be reversed and paid to NMHG within 15 days after NMHG requests such a reversal; and if the YTD Residual Realization Calculation for a calendar month succeeding a Refund Month shall have exceeded 123%, the refund of Tier 2 Commission made by NMHG to NFS for such Refund Month shall be reversed and paid to NMHG within 15 days after NMHG requests such a reversal.

True-Up Process on an Annual Basis Only. The provisions relating to advances, refunds and refund reversals of Remarketing Commission set forth herein shall apply and be processed with respect to each Annual Disposition Pool only, without any retroactivity or carry over to or affecting any other Annual Disposition Pool.

Related Definitions for Annex B. For purposes of this Annex and the Agreement, the following terms shall have the following meanings, and all capitalized terms not defined herein shall have the same meanings as contained in the Agreement or Shareholder’s Agreement, as applicable.

(a)	“Aggregate Re-lease Revenue” shall mean the Gross Re-Lease Revenue from a Disposition, plus excess usage and equipment abuse billing.

(b)“Annual Disposition Pool” shall mean each Qualifying Disposition taking place in any given calendar year (or portion thereof if less than a full calendar year) covered under this Agreement.

(c)“Annual Residual Realization” shall mean, for each Annual Disposition Pool, the amount (if any) by which the Applicable Total Net Revenue (as defined below) for all Qualifying Dispositions in such pool, exceed the aggregate Booked Residuals pertaining to such Qualifying Dispositions as reflected in the GE Portfolio Management System. For purpose hereof, “Applicable Total Net Revenue” means: (i) with respect to all Qualifying Dispositions of Equipment subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction from the Existing Portfolio, the Total Net Revenue invoiced by NFS for such Qualifying Dispositions; or (ii) with respect to all Qualifying Dispositions of Equipment subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction from the New Portfolio, the Total Net Revenue received by NFS for such Qualifying Dispositions.

(d)“Annual Residual Realization Percentage” shall mean the ratio (expressed as a percentage) of the Annual Residual Realization to the aggregate Booked Residuals pertaining to the corresponding Annual Disposition Pool.

(e)“Annual Residual Realization Sharing Threshold” shall mean for each Annual Disposition Pool, an Annual Residual Realization Percentage of 102%.

(f)“Annual Residual Realization Secondary Sharing Threshold” shall mean for each Annual Disposition Pool, an Annual Residual Realization Percentage of 112%.

(g)“Booked Residual” shall mean, with respect to any Equipment, the assumed residual value on such Equipment that NFS has taken into account for book accounting purposes (as reflected in the GE Portfolio Management System) in connection with the corresponding Lease Transaction, Lease Finance Transaction, or Re-lease Transaction.

(h)“Existing Portfolio” shall mean all Lease Transactions, Lease Finance Transactions, Loan Transactions and Re-Lease Transaction funded by NFS in any given calendar year before January 1, 2011 (or portion thereof) under the Shareholder’s Agreement;

(i)“Gross Re-Lease Revenue” shall mean, with respect to a Disposition that results in a Re-Lease Transaction financed by NFS, the monthly fixed term rental payments payable under such a Re-Lease Transaction (exclusive of any taxes) through its scheduled Expiration Date, with such payments discounted to a present value at the implicit interest rate used to price the transaction.

(j)“Gross Sales” shall mean, with respect to a Disposition that is a sale and not otherwise financed by NFS, the total selling price that is invoiced by NFS (exclusive of any taxes) as reflected in the GE Portfolio Management System, which for the avoidance of doubt shall include all final Dispositions.

(k)“Monthly Residual Realization Calculation” shall mean, with respect to Qualifying Dispositions taking place in each calendar month, the calculation for such calendar month of Annual Residual Realization (if any) attributable to such Qualifying Dispositions.

(l)“MTM Renewal” shall mean a month-to-month non fixed term renewal of a Lease Transaction after its corresponding Expiration Date, but does not include any Re-lease Transaction or Lease Finance Transaction.

(m)“MTM Renewal Periodic Rentals” shall mean Periodic Rentals relating to an MTM Renewal.

(n)“New Portfolio” shall mean all Lease Transactions, Lease Finance Transactions, Loan Transactions and Re-Lease Transactions funded by NFS in any given calendar year on or after January 1, 2011 (or portion thereof) under the Shareholder’s Agreement;

(o)“NMHG’s Monthly Residual Sharing Allocation” shall mean 60% of the total amount (if any) by which the Monthly Residual Realization Calculation exceeds the Annual Residual Realization Threshold (up to the Annual Residual Realization Secondary Sharing Threshold.

(p)“NMHG’s Monthly Secondary Residual Sharing Allocation” shall mean 75% of the total amount (if any) by which the Monthly Residual Realization Calculation exceeds the Annual Residual Realization Secondary Sharing

Threshold).

(q)“Periodic Rentals” shall mean and include any rentals (exclusive of sales, use, ad valorem, excise and similar taxes) due to NFS that are both regular and periodic (e.g., monthly, quarterly, semi-annual rentals, etc.).

(r)“Qualifying Disposition” means a Disposition for which NMHG has earned a Remarketing Commission from NFS pursuant to the provisions of Section 3.2 and Annex B of the Agreement and the following provisions:

(1)    if the Equipment is subject to a Disposition consisting of a sale or a Re-lease Transaction within the Exclusive Period for such Equipment, the Remarketing Commission will be deemed earned by NMHG regardless of whether NMHG found the purchaser for such Disposition or the lessee for such Re-lease Transaction, as the case may be,

(2)    if the Equipment is not sold within (or subject to a Re-lease Transaction not within) the Exclusive Period for such Equipment, the Remarketing Commission will only be deemed earned by NMHG if NMHG found the purchaser or the lessee for such Re-lease Transaction (as the case may be), unless NFS otherwise elects to pay NMHG the Remarketing Commission,

(3)    no Remarketing Commission shall be payable to NMHG in connection with any required bid solicited by NMHG unless and until such required bid is accepted by NFS or otherwise permitted under this Agreement and a sale or re-lease is consummated in accordance therewith,

(4)    no Remarketing Commission shall be payable to NMHG with respect to any Equipment that is subject to a Casualty, unless NFS otherwise elects to pay NMHG the Remarketing Commission,

(5)    no Remarketing Commission shall be payable to NMHG in connection with any Equipment if NMHG has materially failed to perform its Remarketing Services with respect to such Equipment; and

(6)    no Remarketing Commission shall be payable to NMHG in connection with any Disposition resulting from a Lease Finance Transaction or Loan Transaction, unless also a Defaulted Lease Finance Transaction, Defaulted Loan Transaction or a Displaced Lease Finance Transaction.

Whether or not NFS elects to pay NMHG the Remarketing Commission relating to any Disposition arising under subsections (2) or (4) above, that Disposition will be included for purposes of calculating the corresponding Monthly Residual Realization Calculation, YTD Residual Realization Calculation and Annual Residual Realization. For the avoidance of doubt, a Disposition resulting from a Lease Finance Transaction or Loan Transaction that is not also a Defaulted Lease Finance Transaction, Defaulted Loan Transaction or a Displaced Lease Finance Transaction will not be included for purposes of calculating the corresponding Monthly Residual Realization Calculation, YTD Residual Realization Calculation and Annual Residual Realization.

(s) “Remarketing Commission” shall mean, with respect to each Qualifying Disposition, the applicable remarketing commission equal to the applicable percentage listed in this Annex B of the Gross Sales or (as applicable) Gross Re-lease Revenue earned from such Qualifying Disposition, subject to the applicable residual sharing or true-up provisions set forth in such Annex B.

(t)“Sale Date” shall mean, (i) with respect to all Qualifying Dispositions of Equipment subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction from the Existing Portfolio, the date on which NFS invoiced for such Qualifying Dispositions; or (ii) with respect to all Qualifying Dispositions of Equipment subject to a Lease Transaction, Lease Finance Transaction, Loan Transaction or Re-Lease Transaction from the New Portfolio, the date on which NFS receives payment for and transfers title to such Equipment to the purchaser thereof.

(u)“Total Net Revenue” shall mean, with respect to any Equipment, the aggregate of (i) Gross Sales invoiced by NFS for such Equipment (net of any Reimbursable Repair Amounts), plus excess usage and abuse billing, plus (ii) the Aggregate Re-lease Revenue invoiced by NFS for such Equipment, plus (iii) the MTM Renewal Periodic Rentals (x) invoiced as it pertains to the Existing Portfolio, or (y) cash actually received by NFS as it pertains to the New Portfolio for such Equipment, less (iv) Remarketing Commission earned.

(v)“YTD Residual Realization Calculation” shall mean, with respect to Qualifying Dispositions taking place in each calendar year, the calculation of year to date Annual Residual Realization (if any) attributable to such Qualifying Dispositions.

EXHIBIT H
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

[RESERVED]

ANNEX A

TO GUARANTY AGREEMENT

LIST OF JV DOCUMENTS

1.	Second Amended and Restated Joint Venture and Shareholders Agreement

2.	Second Amended and Restated Administrative Services Agreement

3.	Second Amended and Restated Corporate Name Agreement

4.	First Amended and Restated Recourse and Indemnity Agreement

5.	Fourth Amended and Restated Remarketing Services Agreement

6.	Second Amended and Restated Tax Allocation Agreement

7.	Second Amended and Restated Financing Agreement

8.	Financing Agreement Guaranty

9.	Second Amended and Restated By-Laws

EXHIBIT I
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND
SHAREHOLDERS AGREEMENT

PARTICIPATION FEE CALCULATION
The Participation Fee shall be calculated as the payment of 68 basis points on all NMHG Equipment lease transactions originated in the United States and funded by NFS during such calendar month, provided however, that no Participation Fee shall be paid to NMHG for any loans or any leases with nominal purchase options.

EXHIBIT J
TO THE SECOND AMENDED AND RESTATED JOINT VENTURE AND SHAREHOLDERS AGREEMENT

FIRST AMENDED AND RESTATED
RECOURSE AND INDEMNITY AGREEMENT
THIS FIRST AMENDED AND RESTATED RECOURSE AND INDEMNITY AGREEMENT, dated November 21, 2013 (“Agreement”) is by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation with offices at 300 East John Carpenter Freeway, Irving, TX 75062 (“GECC”), NMHG FINANCIAL SERVICES, INC., a Delaware corporation (“NFS”), and NACCO MATERIALS HANDLING GROUP, INC., a Delaware corporation with offices at 5875 Landerbrook Drive, Mayfield Heights, OH 44124 (“NMHG”).
NMHG is in the business of manufacturing forklift trucks and other equipment, including without limitation, Yale, Hyster and Utilev brand name equipment (collectively, the “NMHG Equipment”) that is sold and distributed by NMHG and by its dealers (“Dealers”).
GECC is in the business of, among other things, providing financing for equipment similar to the NMHG Equipment.
NMHG and GECC have now determined to revise the nature of their relationship to best provide certain types of financing to the Dealers and to the customers of NMHG and/or the Dealers (“Customers”) for (i) all types and brands of NMHG Equipment, (ii) certain other equipment sold by Dealers (“Allied Equipment”) and (iii) equipment sold by non-Dealers to certain Customers deemed by NMHG to be strategic customers (“Strategic Equipment”) and (iv) other forms of financing either expressly sanctioned in the By-Laws of NFS or as approved by the Board of Directors of NFS.
In conjunction therewith, NMHG and GECC have determined to amend and restate that certain Restated and Amended Joint Venture and Shareholders Agreement dated April 15, 1998, as such has been amended from time to time, and certain of the ancillary agreements related to the operation of NFS, including this Agreement.
This First Amended and Restated Recourse and Indemnity Agreement amends and restates that certain Recourse and Indemnity Agreement dated as of October 21, 1998, as such has been amended from time to time, and sets forth the terms and conditions on which NMHG guarantees the prompt payment and performance to GECC and NFS of the obligations of Dealers pursuant to loans and extensions of credit by NFS to such Dealers.

NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein, as well as other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.01    “Base Term” shall mean the period from the date hereof to and including December 31, 2018, unless sooner terminated as provided herein.
1.02     “Commercial Equipment Financing” shall have the meaning given such term in Section (1)(b)(v) of the Shareholders Agreement.
1.03     “Equipment” means any NMHG Equipment, Allied Equipment or Strategic Equipment (as each of those terms is used in the Shareholders Agreement) financed by NFS for a Customer.

1.04     “Eligible US Fleet Rental Financing Account” means and includes all US Fleet Rental Financing Accounts other than any US Fleet Rental Financing Accounts constituting an “Ineligible US Fleet Rental Financing Account” approved by NFS in its sole discretion to qualify as Eligible US Fleet Rental Financing Accounts hereunder.
1.05     “Eligible US Fleet Rental Financing Account Default” means and includes any default of an obligor under an Eligible US Fleet Rental Financing Account (whether such obligor is the direct obligor or a surety) where such default is not cured by such obligor within 45 days of such obligor’s receipt of notice of said default.
1.06    “Fleet Rental Financing Account” means and includes any loan or other extension of credit to a Dealer for the acquisition by the Dealer of Equipment, including attachments and batteries (and any related trade-ins) only if and to the extent such Equipment (and any related trade-ins) is or becomes part of such Dealer’s rental fleet, but does not include any loan or other extension of credit by NFS to a Customer.
1.07    “Fleet Rental Financing Equipment” means any Equipment financed through a Fleet Rental Financing Account.

1.08     “Ineligible Fleet Rental Financing Account” means and includes the following: (i) Fleet Rental Financing Accounts financing property located outside of the United States; (ii) any US Fleet Rental Financing Account covered by a separate recourse arrangement; and (iii) any US Fleet Rental Financing Account that is not approved by NFS in its sole discretion to qualify as a Eligible US Fleet Rental Financing Account, which disapproval/ineligibility shall be communicated in writing to NMHG.
1.09     “Lease Financing” shall have the meaning defined in Section (1)(b)(vi) of the Shareholders Agreement.

1.10    “Loss Pool Balance” means, for each Loss Pool Account, the current balance of the Loss Pool Account, as determined in accordance with Section 2.06 of this Agreement.
1.11     “Net Book Value” means the value of an Eligible US Fleet Rental Financing Account, as reflected on NFS’s books and records, calculated on the basis of: (i) all accrued and unpaid sums due under such Eligible US Fleet Rental Financing Account; plus (ii) all future payments due during the remainder of the term of such Eligible US Fleet Rental Financing Account, with each such payment discounted to its present value from the due date thereof to the date of payment of the Net Book Value at the interest rate applicable to such Eligible US Fleet Rental Financing Account.
1.12     “Net Remarketing Proceeds” means the proceeds actually received by NMHG upon its remarketing of Equipment, minus any applicable sales taxes and Actual Out-Of-Pocket Costs (as defined in Section 2.06(b)(2) hereof). If NMHG does not remarket the Equipment during the Remarketing Period, Net Remarketing Proceeds will be deemed to be equal to the Net Book Value paid to NFS and the adjustment to the applicable Loss Pool Account will be zero.
1.13    “Person” shall mean and include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any political subdivision thereof.
1.14    “Remarketing Period” means the period beginning on the date of receipt of the Net Book Value under section 2.01 below and ending one hundred eighty (180) days thereafter.
1.15    “Retail Customer” shall mean and include any Customer of a Dealer.
1.16     “Sale Out of Trust” means any conversion, disposal, sale or encumbrance (other than a permitted rental or sublease to a Retail Customer) by a Dealer of any Equipment that is the subject of a US Fleet Rental Financing Account in violation of the terms of the applicable US Fleet Rental Financing Account financing documents without the prior written consent of NFS.
1.17    “Shareholders Agreement” shall mean that certain Second Amended and Restated Joint Venture and Shareholder’s Agreement dated as of the date of this Agreement, by and between GECC and NMHG.
1.18     “US Fleet Rental Financing Account” means and includes any Fleet Rental Financing Account financing property located in the United States.
1.19    “Wholesale Account” shall mean and include any loan or other extension of credit, now or hereafter, by NFS to either: (i) any Dealer (whether or not owned by NMHG or any of its respective affiliates or subsidiaries), or (ii) NMHG or any of its respective affiliates or subsidiaries secured by NMHG Equipment (whether or not such NMHG Equipment is purchased directly from the proceeds of any such loan or other extension of credit or is kept as inventory for sale or as part of the respective party’s rental fleet), provided, however, that Wholesale Account shall not include any Commercial Equipment Financing nor any Lease Financing to Dealers or NMHG, where such assets are thereafter subleased to Retail Customers.

1.20     “Wholesale Account Documents” shall mean any documents evidencing any Wholesale Account.
All capitalized terms not defined herein shall have the same meanings as contained in the Shareholder’s Agreement.

ARTICLE II
RECOURSE FOR WHOLESALE ACCOUNTS
2.01     Recourse for Wholesale Accounts. The following provisions shall apply with respect to all Wholesale Accounts not covered by the provisions of Section 2.06 hereof:
(a) In the event of a default under any of the Wholesale Accounts entered into by NFS during the Base Term (other than US Fleet Rental Financing Accounts covered by a separate recourse arrangement outside of this Agreement and Wholesale Accounts covered by the provisions of Section 2.06), NMHG will, within twenty (20) days of demand, repurchase any such Wholesale Account(s) affected by such default and pay NFS the amount then owed by the respective party thereto to NFS under the default pursuant to the terms of the respective Wholesale Account Documents (“Repurchase Price”). For purposes of this Section 2.01, default is defined as the occurrence of any event which would, under the terms of the Wholesale Account Documents, constitute a default. It is not contemplated that NFS will automatically exercise its rights to demand repurchase of any Wholesale Account(s) under this Section unless collection of such Account(s) is deemed to be unlikely. Failure on the part of NFS to exercise such right shall not constitute a waiver of such right. Upon receipt by NFS of the full amount of the Repurchase Price for any Wholesale Account(s), and provided that NMHG is not otherwise in Default under this Agreement, NFS will assign all of its right, title and interest in such Account(s) to NMHG (or its designee) without recourse to, or warranty (of any kind whatsoever) from NFS.
(b)     Anything in this Agreement to the contrary notwithstanding, NMHG hereby agrees that its obligations under this Section 2.01 shall be primary, absolute, continuing and unconditional, irrespective of, and unaffected by, any of the following actions or circumstances (regardless of any notice to, or consent of, NMHG): (i) the genuineness, validity, regularity and enforceability of any Wholesale Account; (ii) any extension, renewal, amendment, change, waiver or other modification by NFS of any Wholesale Account; (iii) the absence of, or delay in, any action to enforce the terms of any Wholesale Account; (iv) the release of, extension of time for payment or performance by, or any other indulgence granted to the Dealer or any other person with respect to any Wholesale Account by operation of law or otherwise; (v) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any NMHG Equipment, collateral or security given in connection with any Wholesale Account, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of NFS’s rights to any such NMHG Equipment, collateral or security; (vi) any Dealer’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Dealer or any of its assets; or (vii) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Notwithstanding any provision to the contrary herein, NMHG shall have no obligation to repurchase any Wholesale Account pursuant to this Section 2.01 under any of the following circumstances: (x) solely with respect to Wholesale Accounts which are documented solely by NFS, if a Wholesale Account proves unenforceable due to the fact that the applicable Wholesale Account Documents are incomplete, (y) solely with respect to Wholesale Accounts where NFS is responsible for the perfection of its security interest in the respective NMHG Equipment, if a Wholesale Account proves unenforceable due to a failure of the GECC to obtain and perfect a valid first priority security interest in such Equipment, or (z) if a Wholesale Account falls into default solely because NFS is in default of its obligations under the applicable Wholesale Account Documents.
(c)     At least One-Hundred and Eighty (180) days prior to the expiration of the Base Term, NFS, GECC and NMHG shall enter into discussions with respect to the continuing need for recourse on Wholesale Accounts. In the event that NFS, GECC and NMHG have not reached a mutual agreement as to the provision of recourse on Wholesale Accounts for the period following the expiration of the Base Term on or before the expiration of the Base Term, NFS may at the expiration of the Base Term, in its sole discretion, cease providing Wholesale Accounts to Dealers. Notwithstanding any provision to the contrary herein, with respect to any and all obligations of NMHG as set forth in this Section 2.01 with respect to Wholesale Accounts which may arise during the Base Term (“Base Term Obligations”), those Base Term Obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full.
2.02     Certain Waivers. With respect to NMHG’s recourse obligation set forth in Section 2.01, notice of acceptance thereof and of any default by any Dealer or any other Person is hereby waived. Presentment, protest, demand, and notice of protest, demand and dishonor of any Wholesale Account, and the exercise of possessory, collection or other remedies on any Wholesale Account, are hereby waived. Notice of adverse change in any Dealer’s financial condition or of any other fact which might materially increase the risk of NMHG is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between NFS and any Dealer shall be binding upon NMHG.
2.03     No Subrogation. Without NFS’s prior written consent, NMHG shall not exercise any rights which it may acquire against any· Dealer or the NMHG Equipment or any other collateral or security by way of subrogation under this Agreement, nor shall NMHG seek or attempt to exercise or enforce any of NFS’s rights or remedies against any Dealer or the NMHG Equipment or any of the collateral or security in respect of any payments made by NMHG hereunder, unless and until all of the obligations of such Dealer hereby guaranteed have been paid and performed in full. However, nothing in this Section shall be deemed to prohibit NMHG from making demand upon, or suing, any Dealer for any payment made by NMHG on behalf of such Dealer under this Agreement, so long as such demand or suit does not involve (i) any attempt to accelerate or otherwise require such Dealer to pay any amount not paid by NMHG, or (ii) any attempt to repossess, foreclose upon, or otherwise proceed against the NMHG Equipment or any other collateral or security (whether or not NMHG may also have a security interest in or lien upon the same).

2.04     Dealer Credit Lines. In consideration of the recourse set forth in this Article II, NMHG and NFS shall work in a timely fashion to determine, from time to time, the maximum amount of credit (“Credit Line”) that will be extended to each Dealer. However, it is expressly agreed and understood that it shall be no defense to NMHG’s obligations under this Article II if such Credit Line is ever exceeded, unless NMHG has specifically rejected, in writing, an extension of credit to a Dealer in excess of the Credit Line previously determined by both NMHG and NFS.
2.05     Termination. The recourse obligation set forth in Section 2.01 may be terminated by NMHG at any time as to any Dealer upon delivery to NFS of a written notice of such termination, but as to all “pretermination obligations” those obligations shall nevertheless continue and remain undischarged until the same are indefeasibly paid and performed in full. For these purposes, “pretermination obligations” shall mean and include all of the Dealer’s obligations under any Wholesale Account in existence, or any proposed Wholesale Account for which NFS may have made a commitment, on or before delivery of such written notice of termination.
2.06.     Rental Fleet Financing Account Loss Pool. The following recourse provisions shall apply to all Eligible US Fleet Rental Financing Accounts. For the avoidance of doubt, the parties hereto hereby confirm: Fleet Rental Financing Accounts other than Eligible US Fleet Rental Financing Accounts, and Eligible US Fleet Rental Financing Accounts that become Ineligible US Fleet Rental Financing Accounts due to a Sale Out of Trust, shall be covered under the provisions of Section 2.01 hereof.
(a)     Operation of Loss Pool Accounts.
(1)     NFS and NMHG will establish (for notional purposes only) an initial Loss Pool Account (the “Initial Loss Pool Account”) for all Eligible US Fleet Rental Financing Accounts funded prior to January 1, 2008.
(2)     Commencing annually on the first day of each subsequent calendar year and thereafter ending on the last day of such calendar year during the Base Term (or on the last day of the Base Term if such term expires on a day which is not the last day of such calendar year), NFS and NMHG will (for notional purposes only) establish a new annual loss pool account (each such account, together with the Initial Loss Pool Account, a “Loss Pool Account”) for all Eligible US Fleet Rental Financing Accounts funded during that calendar year.
(3)    The starting Loss Pool Balance for the Initial Loss Pool Account shall be equal to seven and one half percent (7.5%) of the Net Book Value of each outstanding Eligible US Fleet Rental Financing Accounts funded prior to January 1, 2008.
(4)     The starting Loss Pool Balance in each annual Loss Pool Account on January 1 of the calendar year in which such Loss Pool Account is established (other than the Initial Loss Pool Account) will be equal to $1,500,000.00.

(5)    Unless otherwise specifically agreed by the parties, the Loss Pool Balance for an annual Loss Pool Account will remain unchanged until the aggregate Eligible US Fleet Rental Financing Accounts funded by NFS during such calendar year (the “Annual Aggregate Funded Amount”) exceeds twenty million dollars ($20,000,000.00). When the Annual Aggregate Funded Amount exceeds twenty million dollars ($20,000,000.00), NFS and NMHG will, simultaneously with the funding of additional Eligible US Fleet Rental Financing Accounts, increase the Loss Pool Account for such calendar year by an amount equal to seven and one half percent (7.5%) of the Net Book Value of such funded Eligible US Fleet Rental Financing Accounts.
(6)     In the event that NFS determines that an Eligible US Fleet Rental Financing Account Default has occurred, NFS may at its discretion provide NMHG with written notice of such default, including the applicable Net Book Value for such account (“Loss Pool Default Notice”).
(7)     Within ten (10) days of its receipt of a Loss Pool Default Notice, NMHG will pay NFS the applicable Net Book Value associated with such Fleet Rental Financing Account causing the Loss Pool Default. Notwithstanding the foregoing, if the applicable Net Book Value exceeds the then existing applicable Loss Pool Balance, NMHG shall be required to pay only that portion of the applicable Net Book Value (the “Partial Net Book Value”) that does not exceed the then existing applicable Loss Pool Balance (unless NMHG, in its discretion, chooses to make a payment to NFS in excess of that balance). Further, if the particular Net Book Value is greater than the applicable annual Loss Pool Balance, NFS will be entitled to obtain the unpaid portion out of any other Loss Pool Balance (or if the Loss Pool Balance for such calendar year is still subject to increase under Section 2.06(a)(5) above, then out of the future Loss Pool Balance of such annual Loss Pool Account) and/or retain any future collections in regard to the defaulted Transaction (up to the applicable Net Book Value).
(8)    The Loss Pool Balance for the Initial Loss Pool Account shall be reduced by NFS and NMHG to the extent that the Net Book Value of the total Eligible US Fleet Rental Financing Accounts funded prior to January 1, 2008 becomes less than the Loss Pool Balance in the Initial Loss Pool Account. The Loss Pool Balance for all other Loss Pool Account shall be reduced by NFS and NMHG to the extent that after the calendar year in which the Loss Pool Account is established, the total Net Book Value of the Eligible US Fleet Rental Financing Accounts for such year becomes less than the Loss Pool Balance in such year’s Loss Pool Account.
(9)     Provided that NFS has received the applicable Net Book Value from NMHG, NFS will transfer and assign all its right, title and interest in such Eligible US Fleet Rental Financing Account and any Equipment associated with such account to NMHG on an AS-IS, WHERE-IS basis, without representation or warranty, except that neither NFS nor any agent of NFS shall have encumbered the applicable account.
(10)     Upon receipt of either the Net Book Value or the Partial Net Book Value, as the case may be, and the remarketing of the applicable Equipment pursuant to the remarketing agreement, the applicable annual Loss Pool Balance will be reduced by the difference between such Partial Net Book Value or Net Book Value, as the case may be, and the applicable Net Remarketing Proceeds. For the avoidance of doubt, no Loss Pool Account will be reduced to less than zero at any time.
(11)     In no event shall the payment by NMHG of any indemnity or recourse payment, including any amount payable pursuant to Section 2.01 of this Agreement, result in a reduction of, or otherwise affect, any Loss Pool Balance.
(12)     Notwithstanding the foregoing, on no more than (3) occasions (unless NFS shall agree in writing to a greater number) during the term of any Eligible US Fleet Rental Financing Account, NMHG, in its discretion, may choose to cure an Eligible US Fleet Rental Financing Account Default by paying the accrued and unpaid amounts (each a “Cure Payment”) due under such account as of the date of the corresponding Loss Pool Default Notice in lieu of paying NFS the applicable Net Book Value. Should an Eligible US Fleet Rental Financing Account Default occur following NMHG’s making of three (3) Cure Payments, NMHG shall be required to pay the applicable Net Book Value.
(b)     Remarketing of Eligible US Fleet Rental Financing Equipment
(1) Upon payment of the Net Book Value, NMHG shall obtain possession and, on a best efforts basis, remarket the Fleet Rental Financing Equipment during the Remarketing Period. In performing its remarketing responsibilities, NMHG will not discriminate between the Fleet Rental Financing Equipment and equipment owned by it or another party to whom NMHG may be bound to provide remarketing assistance.
(2) In attempting to remarket the Fleet Rental Financing Equipment to a third party on a best efforts basis during the Remarketing Period, NMHG shall be entitled to the actual and reasonable costs of repossession, repair, refurbishment, insurance and remarketing (“Actual Out-Of-Pocket Costs”) which do not exceed fifteen percent (15%) of the Net Book Value of the Fleet Rental Financing Equipment being remarketed.
(3) If NMHG is able to remarket the Fleet Rental Financing Equipment to a third party during the Remarketing Period, the proceeds actually received by NMHG will be distributed in the following manner: (i) first, to NMHG, an amount equal to the Actual Out-Of-Pocket Costs; (ii) second, to NFS, an amount equal to the outstanding Net Book Value, to the extent not previously paid by NMHG; (iii) third, to NMHG, an amount equal to that portion of the Net Book Value that was previously paid by NMHG to NFS; and (iv) fourth, to any other amounts owed to NFS for which the Fleet Rental Financing Equipment acted as security for such other amounts owed, if any; and (v) any amount remaining after payment of the amounts described in subparagraphs (i) through (iv) shall be remitted to the applicable Dealer.
ARTICLE III
INDEMNITIES

3.01     Lender Liability. NMHG hereby agrees to indemnify, save and keep harmless NFS, its respective agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses and outside attorneys’ fees, of whatsoever kind and nature, in contract or tort (collectively, “Losses”) arising out of or in connection with (i) any decision or recommendation by NMHG to limit, terminate or otherwise modify any Dealer’s Credit Line, (ii) any decision or recommendation by NMHG to the effect that NFS should not enter into any Wholesale Account with any Dealer, (iii) any refusal by NFS to enter into any Wholesale Account with any Dealer by reason of NMHG’s termination of the recourse set forth in Article II above with respect to such Dealer’s obligations, or (iv) any termination or other modification of any Dealer’s franchise by NMHG.
3.02     Product Liability and Infringement Claims. NMHG hereby also agrees to indemnify, save and keep harmless, NFS, its respective agents, employees, successors and assigns from and against any and all Losses arising out of or in connection with the manufacture, sale, delivery, use, specifications, performance, operation or condition of any NMHG Equipment and infringement claims relating to NMHG Equipment.
3.03     Defense. NMHG shall, upon written request, defend any actions based on any matter covered by the indemnities contained in Section 3.01 or 3.02 above (collectively, “Indemnities”).
3.04    Survival. The Indemnities shall survive the expiration or termination of this Agreement.
ARTICLE IV
COLLATERAL AUDITS
4.01     Audits. From time to time NFS may cause an audit to be performed as to all of the collateral or security of any Dealer for any obligation to NFS (“Collateral Audit”). Such Collateral Audit shall be conducted by a party of NFS’s choosing, which party may be related to NFS or may be independent of NFS. At NFS’s election, NMHG may perform Collateral Audits (each, an “NMHG Audit”).
4.02     Costs. NMHG and the NFS shall pay their own costs in connection with any NMHG Audit.
ARTICLE V
MISCELLANEOUS
5.01     Assignment. NFS may not assign its respective rights hereunder, without the prior written consent of NMHG. NMHG may not delegate any of its duties or obligations hereunder without the prior written consent of NFS.
5.02     Successors and Permitted Assigns. The respective rights and obligations of the parties set forth in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.03     Notices. All notices permitted or required to be given hereunder shall be in writing and shall be delivered, via certified mail (return receipt requested), overnight courier, hand delivery or telefax, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):
(i)     If to NFS or GECC:
GENERAL ELECTRIC CAPITAL CORPORATION

    300 East John Carpenter Freeway, Suite 510

    Irving, TX 75062

    Attention: General Counsel – Vendor Finance

(ii)     If to NMHG:
NACCO Materials Handling Group, Inc.

5875 Landerbrook Drive, Suite 300

Mayfield Heights, OH 44124

Attn: General Counsel

Such notices shall be deemed delivered upon receipt.
5.04     Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not be used in interpreting or construing or affecting the meaning or construction of this Agreement.
5.05     Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.
5.06    Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.
5.07     Further Acts. The parties agree to take such further action and to execute such further documents or instruments which are necessary and appropriate to complete or give effect to the transactions contemplated hereby.

5.08     Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. There are no representations or warranties of, or conditions to the obligation of, any party hereto except as expressly set forth in this Agreement. This Agreement may not be altered or varied nor its provisions waived except in a writing duly executed by GECC, NFS and NMHG.
5.09     Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any and all disputes, controversies or claims arising out of, or relating to, this Agreement or any of the Other Agreements shall be determined by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three. One arbitrator each shall be appointed by NMHG and GECC respectively, and the third arbitrator, who shall serve as chairman of the tribunal, shall be appointed by the American Arbitration Association. The place of arbitration shall be New York City. The language of the arbitration shall be English and any arbitral award arising from any arbitration pursuant to this paragraph shall be final and binding upon all parties hereto and no party shall seek recourse to a court of law or other authorities to appeal for revision of such decision or any other ruling of the arbitrator. The cost of the arbitration shall be borne by the party who does not prevail in the arbitration proceeding or as is otherwise decided by the arbitration panel. The question of whether a dispute is governed by this arbitration clause shall itself be determined by arbitration.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the first date above written.
GENERAL ELECTRIC CAPITAL            NACCO MATERIALS
CORPORATION                    HANDLING GROUP, INC.

BY:	BY:
TITLE:	TITLE:

NMHG FINANCIAL SERVICES, INC.

By:
Name:
Title: